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As filed with the Securities and Exchange Commission on October 13, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Regal Cinemas Corporation
(Exact name of registrant as specified in its charter)

(See table of additional registrant guarantors on the following page)

Delaware (State or other jurisdiction of incorporation or organization)	7830 (Primary Standard Industrial Classification Code Number)	02-0624987 (I.R.S. Employer Identification Number)

7132 Regal Lane Knoxville, Tennessee 37918 (865) 922-1123 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	Peter B. Brandow, Esq.
Executive Vice President,
General Counsel and Secretary
7132 Regal Lane
Knoxville, Tennessee 37918
(865) 922-1123
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

with copies to:

Richard J. Mattera, Esq.
Hogan & Hartson LLP
One Tabor Center
1200 Seventeenth St., Suite 1500
Denver, Colorado 80202
(303) 899-7300

          Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

8.625% Senior Notes due 2019	$400,000,000	100.000%	$400,000,000	$22,320

Guarantee of 8.625% Senior Notes due 2019(2)	—	—	—	—

Total	$400,000,000	—	$400,000,000	$22,320

(1)
Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.

(2)
Each of the entities listed as additional registrant guarantors on the following page has agreed to jointly, severally and unconditionally guarantee the 8.625% Senior Notes due 2019 on a senior unsecured basis. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable for the guarantee.

          Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until such registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
A 3 Theatres of San Antonio, Ltd.	Texas	74-2445508	7830
A 3 Theatres of Texas, Inc.	Delaware	95-4211888	7830
Consolidated Theatres Management, L.L.C.	Delaware	56-2100237	7830
Eastgate Theatre, Inc.	Oregon	93-0557513	7830
Edwards Theatres, Inc.	Delaware	33-0976218	7830
Frederick Plaza Cinema, Inc.	Maryland	04-2500121	7830
Hoyts Cinemas Corporation	Delaware	04-2981190	7830
Interstate Theatres Corporation	Massachusetts	04-1472970	7830
R.C. Cobb, Inc.	Alabama	63-0376608	7830
RCI/FSSC, LLC	New York	16-1768756	7830
RCI/RMS, LLC	Delaware	06-1683875	7830
Regal Cinemas Holdings, Inc.	Delaware	62-1843011	7830
Regal Cinemas, Inc.	Tennessee	62-1412720	7830
Regal CineMedia Corporation	Virginia	03-0398467	7830
Regal Entertainment Group	Delaware	02-0556934	7830
Regal Gallery Place, LLC	Washington D.C.	20-1702561	7830
Regal Investment Company	Colorado	52-2032807	7830
Richmond I Cinema, L.L.C.	Delaware	56-2115915	7830
UA Swansea, LLC	Tennessee	20-1997413	7830
United Artists Properties I Corp.	Colorado	84-1093560	7830
United Artists Realty Company	Delaware	22-2861013	7830
United Artists Theatre Company	Delaware	84-1198391	7830

(1)
The address and telephone number of each of the additional registrant guarantor's principal executive offices is c/o Regal Cinemas Corporation, 7132 Regal Lane, Knoxville, Tennessee 37918, (865) 922-1123.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 13, 2009

PROSPECTUS

$400,000,000

Regal Cinemas Corporation

Offer to Exchange

$400,000,000 8.625% Senior Notes due 2019 for
$400,000,000 8.625% Senior Notes due 2019 that have been registered under the Securities Act

        We are offering to exchange all of our outstanding unregistered $400,000,000 8.625% senior notes due 2019, which we refer to as the outstanding notes, for registered $400,000,000 8.625% senior notes due 2019, which we refer to as the exchange notes, on the terms and subject to the conditions detailed in this prospectus and the accompanying letter of transmittal. We refer to the outstanding notes and the exchange notes together as the notes.

Material Terms of the Exchange Offer:

  •
  This exchange offer will expire at 5:00 p.m., New York City time, on                    , 2009, unless extended.

  •
  Upon expiration of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of exchange notes.

  •
  You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

  •
  The exchange of the exchange notes for outstanding notes will not be a taxable exchange for U.S. Federal income tax purposes.

  •
  We are offering the exchange pursuant to a registration rights agreement that we entered into in connection with the issuance of the outstanding notes.

Material Terms of the Exchange Notes:

  •
  The terms of the exchange notes and the guarantees thereof are substantially identical to the terms of the outstanding notes and the guarantees thereof, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes will not apply to the exchange notes.

  •
  The exchange notes will be fully and unconditionally guaranteed on a joint and several senior unsecured basis by our indirect parent, Regal Entertainment Group, or REG, and by all of our existing and future domestic restricted subsidiaries that guarantee our other indebtedness.

  •
  There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or quotation system.

        See "Risk Factors" beginning on page 10 for a discussion of risks that you should consider in connection with the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2009.

        We have not authorized anyone to give any information or make any representation about us or the exchange notes that is different from or in addition to that contained in this prospectus. Therefore, if anyone does give you information of this sort, then you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the date of delivery of this prospectus or the sale of the securities made hereunder.

 MARKET INFORMATION

        Information regarding market share, market position and industry data pertaining to our business contained in this prospectus consists of estimates based on data and reports compiled by industry professional organizations (including the Motion Picture Association of America and the National Association of Theatre Owners) and analysts, and our knowledge of our revenues and markets.

        We take responsibility for compiling and extracting, but have not independently verified, market and industry data provided by third parties, or by industry or general publications, and take no further responsibility for such data. Similarly, while we believe our internal estimates are reliable, our estimates have not been verified by any independent sources, and we cannot assure you as to their accuracy.

i

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions. All statements other than statements of historical facts included, or incorporated by reference, in this prospectus, including, without limitation, certain statements regarding our financial position, future plans, strategies and expectations on revenue growth, expansion opportunities, strategic acquisitions, operating costs and expenses, and industry trends, may constitute forward-looking statements. In some cases you can identify these forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "intends," "foresees," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those words and other comparable words. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those indicated in these statements as a result of certain risk factors as more fully discussed in "Risk Factors" below.

        Specific factors that might cause actual results to differ from our expectations and that may affect our ability to pay timely amounts due under the notes or that may affect the value of the notes include, but are not limited to:

  •
  our substantial debt and lease obligations and the availability and adequacy of cash flow to meet our lease obligations and debt service requirements, including payments of amounts due under the notes and Regal Cinemas' senior credit facility;

  •
  competitive pressures from other motion picture exhibitors;

  •
  our dependence upon motion picture production, distribution, supply and performance and our relationships with film distributors;

  •
  increased capital expenditures due to the development of digital technology and changes in consumer preferences for our current megaplex format;

  •
  reduced attendance and ticket prices at movies generally, whether due to a prolonged economic downturn, a reduction in popular movies, a reduction of marketing of films by movie studios or an increase in the use or popularity of alternative film delivery methods;

  •
  failure to identify suitable acquisition candidates and successfully integrate businesses that we acquire in the future;

  •
  dependence on senior management;

  •
  control by Anschutz Company;

  •
  performance of our investment in National CineMedia, LLC;

  •
  increased costs of operation, such as increased film licensing costs, rising cost of concessions or increases in hourly wages;

  •
  a change in the cost of attending movies relative to alternative forms of entertainment;

  •
  national, regional and local economic conditions that may affect the markets in which we operate;

  •
  changes in our credit rating may impact the market price or liquidity of the notes, an active trading market for the notes may not develop and transfers of the outstanding notes will be restricted;

ii

  •
  in a case of a change of control, we may not have the funds required to repurchase the notes as required by the indenture;

  •
  the notes are effectively subordinated to the existing and future liabilities of our non-guarantor subsidiaries, and your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize;

  •
  only subsidiaries that guarantee our other indebtedness guarantee the notes, and in certain circumstances, their guarantees are subject to automatic release; and

  •
  other factors discussed under "Risk Factors" or elsewhere in this prospectus, including in the filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus.

        We do not guarantee future results and undertake no obligation to update the forward-looking statements to reflect events or circumstances occurring after the date of this prospectus, unless we have obligations under the federal securities laws to update and disclose material developments to previously disclosed information.

iii

PROSPECTUS SUMMARY

        This prospectus summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in, and incorporated by reference into, this prospectus. Except as otherwise noted or unless the context otherwise requires, the references to "REG," "we," "our," "us" or the "Company" refer to Regal Entertainment Group and its consolidated subsidiaries, including Regal Cinemas Corporation. Except as otherwise noted or unless the context otherwise requires, references to "Regal Cinemas" refer to Regal Cinemas Corporation. References in this prospectus to subsidiaries of the guarantors do not include Regal Cinemas as the issuer of the notes.

 Regal Cinemas Corporation

        Regal Cinemas is an intermediate holding company and is the wholly-owned subsidiary of Regal Entertainment Holdings, Inc., or REH, which is the wholly owned subsidiary of REG. Regal Cinemas' wholly-owned direct and indirect subsidiaries, which include Regal Cinemas, Inc., Edwards Theatres, Inc., Hoyts Cinemas Corporation, and United Artists Theatre Company, hold substantially all of REG's theatre assets. Only one theatre containing 14 screens is held outside of Regal Cinemas and its consolidated subsidiaries.

Regal Entertainment Group

        We operate the largest and most geographically diverse theatre circuit in the United States, consisting of 6,778 screens in 549 theatres in 39 states and the District of Columbia as of July 2, 2009, with over 245 million annual attendees for the fifty-three week fiscal year ended January 1, 2009. Our geographically diverse circuit includes theatres in all of the top 32 and 44 of the top 50 United States designated market areas.

        We operate multi-screen theatres and, as of July 2, 2009, had an average of 12.3 screens per location, which is well above the North American motion picture exhibition industry 2008 average of 6.7 screens per location. We develop, acquire and operate multi-screen theatres primarily in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets throughout the United States.

        We also have an investment in National CineMedia, LLC, or National CineMedia, which primarily concentrates its efforts on in-theatre advertising and creating complementary business lines that leverage the operating personnel, asset and customer bases of its theatrical exhibition partners, which includes us, AMC Entertainment, Inc. and Cinemark, Inc. National CineMedia operates the largest digital in-theatre network in North America and utilizes its in-theatre digital content network to distribute pre-feature advertising, cinema and lobby advertising and entertainment programming content.

Competitive Strengths

        We believe that the following competitive strengths position us to capitalize on future opportunities:

        Industry Leader.    We are the largest domestic motion picture exhibitor operating 6,778 screens in 549 theatres in 39 states and the District of Columbia. We believe that the quality and size of our theatre circuit is a significant competitive advantage for negotiating attractive national contracts and generating economies of scale. We believe that our market leadership allows us to capitalize on favorable attendance trends and attractive consolidation opportunities.

        Superior Management Drives Strong Operating Margins.    Our operating philosophy focuses on efficient operations and strict cost controls at both the corporate and theatre levels. At the corporate level, we are able to capitalize on our size and operational expertise to achieve economies of scale in purchasing and marketing functions. We also have developed an efficient purchasing and distribution supply chain that generates favorable concession margins. At the theatre level, management devotes significant attention to cost controls through the use of detailed management reports and performance-based compensation programs to encourage theatre managers to control costs effectively and increase concession sales.

        Acquisition and Integration Expertise.    We have significant experience identifying, completing and integrating acquisitions of theatre circuits. Since our 2002 initial public offering, we have demonstrated our ability to enhance revenues and realize operating efficiencies through the successful acquisition and integration of seven theatre circuits, consisting of 149 theatres and 1,702 screens, including the acquisition of Consolidated Theatre Holdings, G.P., or Consolidated Theatres, in fiscal 2008. We have generally achieved immediate cost savings at acquired theatres and improved their profitability through the application of our consolidated operating functions and key supplier contracts.

        Quality Theatre Portfolio.    We believe that we operate one of the most modern theatre circuits among major motion picture exhibitors. As of July 2, 2009, approximately 79% of our screens were located in theatres featuring stadium seating. As of July 2, 2009, approximately 85% of our screens were located in theatres with 10 or more screens. Our theatres have an average of 12.3 screens per location, which is well above the North American motion picture exhibition industry 2008 average of 6.7 screens per location. We believe that our modern theatre portfolio coupled with our operating margins should allow us to generate significant cash flows from operations. We believe that our theatre circuit will be further enhanced with the installation of digital projection systems in our theatres.

        Investment in National CineMedia.    National CineMedia operates the largest digital in-theatre network in North America representing approximately 17,300 theatre screens (of which 15,200 are part of National CineMedia's digital content network) as of January 1, 2009 and reaching over 643 million movie guests during 2008 (excluding Star Theatres and Consolidated Theatres). National CineMedia utilizes its in-theatre digital content network to distribute pre-feature advertising, cinema and lobby advertising and entertainment programming content. We owned, as of July 2, 2009, on a fully diluted basis, a 25.0% interest in National CineMedia.

Business Strategy

        Our business strategy is to continue to focus on enhancing our position in the motion picture exhibition industry by capitalizing on industry consolidation opportunities, realizing selective growth opportunities through new theatre construction and expanding and upgrading our existing asset base with new technologies. Key elements of our strategy include:

        Expanding Leading Market Position.    We are the largest domestic motion picture exhibitor operating 6,778 screens in 549 theatres in 39 states and the District of Columbia. We will continue to seek to maintain and expand our market leadership position through attractive consolidation opportunities and by leveraging the quality and size of our theatre circuit.

        Pursuing Strategic Acquisitions.    We believe that our acquisition experience and capital structure position us well to take advantage of future acquisition opportunities. We intend to selectively pursue accretive theatre acquisitions that enhance our asset base and improve our consolidated operating results.

        Pursuing Selective Growth Opportunities.    We intend to selectively pursue expansion opportunities through new theatre construction that meets our strategic and financial return criteria. We also intend to enhance our theatre operations by selectively expanding and upgrading existing properties in prime locations. In addition, we expect to continue to create new strategic marketing and loyalty programs aimed at increasing attendance and enhance our food and beverage offerings.

        Pursuing Premium Experience Opportunities.    We continue to embrace new technologies to enhance the movie-going experience and broaden our content offerings. Specifically, we expect that the installation of digital projection systems, when combined with 3D technology or IMAX® theatre systems, will allow us to offer our patrons premium 3D and large format movie experiences, which we believe will generate incremental revenue for us. In addition, we believe digital projections systems will allow us to broaden our offerings by permitting producers of specialty content cost-efficient access to our screens. Through July 2, 2009, we operated 40 IMAX® screens, 26 of which are digital 3D capable, and 273 additional screens outfitted with digital 3D projection systems.

Recent Developments

        On October 13, 2009, we filed a Form 8-K with the SEC relating to certain required accounting adjustments and reclassifications to our Annual Report on Form 10-K for the fiscal year ended January 1, 2009 that we filed on March 2, 2009 in order to reflect the required retrospective application of the Financial Accounting Standards Board's Staff Position No. APB 14-1 Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) and Statement of Financial Accounting Standards No. 160 Noncontrolling Interest in Consolidated Financial Statements.

Additional Information

        We and Regal Cinemas are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 7132 Regal Lane, Knoxville, Tennessee 37918, and our telephone number is (865) 922-1123. Our Internet address is www.regmovies.com. The contents of our website are not a part of this prospectus.

Summary of the Exchange Offer

        With respect to this summary of the exchange offer, the following summary of the exchange notes and the discussion of the terms of the exchange offer and the exchange notes on the cover page, the words "Regal Cinemas," "we," "our," "us" and the "Company" refer only to Regal Cinemas Corporation and not to any of its subsidiaries or its indirect parent, REG. The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section "The Exchange Offer" in this prospectus.

The Exchange Offer	We are offering to exchange up to $400,000,000 principal amount of our 8.625% Senior Notes due 2019 that have been registered under the Securities Act for an identical principal amount of our outstanding 8.625% Senior Notes due 2019 that we issued in a private placement in July 2009.

The terms of the exchange notes and the guarantees thereof are substantially identical to the terms of the outstanding notes and the guarantees thereof, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes will not apply to the exchange notes. You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In order to exchange your outstanding notes for exchange notes, you must properly tender them before the expiration of the exchange offer.
Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2009, unless the exchange offer is extended, in which case, the expiration date will be the latest date and time to which the exchange offer is extended. See "The Exchange Offer—Terms of the Exchange Offer; Expiration Date."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, see "The Exchange Offer—Conditions to the Exchange Offer," some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

Procedures for Tendering Outstanding Notes	If you wish to tender your outstanding notes, then, except as described in "The Exchange Offer—Guaranteed Delivery Procedures," you must, on or prior to the expiration date:
•

complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with your outstanding notes, to the exchange agent at the address set forth under "The Exchange Offer—The Exchange Agent;" or

•

arrange for The Depository Trust Company, or DTC, to transmit to the exchange agent certain required information, including an agent's message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, and transfer the outstanding notes being tendered into the exchange agent's account at DTC through the Automated Tender Offer Program, known as ATOP.

See "The Exchange Offer—How to Tender Outstanding Notes for Exchange."
Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedures for book-entry transfer cannot be completed by the expiration date, you may tender your outstanding notes according to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures."

Special Procedures for Beneficial Owners

If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf. See "The Exchange Offer—How to Tender Outstanding Notes for Exchange."

Withdrawal of Tenders

You may withdraw your tender of outstanding notes at any time on or prior to 5:00 p.m., New York City time, on the expiration date by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under "The Exchange Offer—Withdrawal Rights."

Acceptance of Outstanding Notes and Delivery of Exchange Notes

Upon consummation of the exchange offer, we will accept any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the tendered outstanding notes. See "The Exchange Offer—Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes."

Registration Rights Agreement	We are making the exchange offer pursuant to the registration rights agreement that we entered into in July 2009 with the initial purchasers of the outstanding notes.

Resales of Exchange Notes

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

	•	you are not an "affiliate" of ours;
	•	the exchange notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;
	•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and
•

if you are a broker-dealer, you will receive the exchange notes for your own account, the outstanding notes were acquired by you as a result of market-making or other trading activities, and you will deliver a prospectus when you resell or transfer any exchange notes issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

By executing the letter of transmittal relating to this exchange offer, or by agreeing to the terms of the letter of transmittal, you represent to us, that you satisfy each of the requirements. If you do not meet these requirements, your resale of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

See "The Exchange Offer—Consequences of Exchanging Outstanding Notes."

Consequences of Failure to Exchange Your Outstanding Notes

If you do not exchange your outstanding notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer provided in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold unless registered or sold in a transaction exempt from registration under the Securities Act and applicable state securities laws. In addition, you will no longer have any registration rights or be entitled to additional interest with respect to the outstanding notes. If a substantial amount of the outstanding notes is exchanged for a like-amount of the exchange notes, the liquidity and the trading market for your untendered outstanding notes could be adversely affected. See "The Exchange Offer—Consequences of Failure to Exchange Outstanding Notes."

Exchange Agent	The exchange agent for the exchange offer is U.S. Bank National Association. For additional information, see "The Exchange Offer—Exchange Agent" and the accompanying letter of transmittal.
Material U.S. Federal Income Tax Consequences

The exchange of your outstanding notes for exchange notes will not be a taxable exchange for U.S. federal income tax purposes. You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the exchange notes. For additional information, see "Material U.S. Federal Income Tax Considerations."

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer.

 Summary of the Exchange Notes

        The terms of the exchange notes and the guarantees thereof are substantially identical to the terms of the outstanding notes and the guarantees thereof, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes will not apply to the exchange notes. The exchange notes will evidence the same debt as the outstanding notes and be entitled to the benefits of the indenture. The following is a summary of the principal terms of the exchange notes. A more detailed description is contained in the section "Description of the Exchange Notes" in this prospectus.

Issuer	Regal Cinemas Corporation
Notes Offered	$400,000,000 aggregate principal amount of 8.625% Senior Notes due 2019.
Maturity Date	July 15, 2019
Interest	8.625% per annum on the principal amount, payable semi-annually in arrears on July 15 and January 15 of each year, beginning January 15, 2010.
Guarantees
The exchange notes will be fully and unconditionally guaranteed on a joint and several senior unsecured basis by Regal Cinemas' indirect parent, REG, and by all of Regal Cinemas' existing and future domestic restricted subsidiaries that guarantee its other indebtedness. See "Description of the Exchange Notes—Parent Guarantee" and "Description of the Exchange Notes—Subsidiary Guarantees."
Ranking	The exchange notes will be Regal Cinemas' general senior unsecured obligations and they will:
• rank equally in right of payment with all of Regal Cinemas' existing and future senior unsecured indebtedness;
• rank senior in right of payment to all of Regal Cinemas' existing and future subordinated indebtedness, including Regal Cinemas' existing 9 3/8% senior subordinated notes due 2012;
•
be effectively subordinated to all of Regal Cinemas' existing and future secured indebtedness, including all borrowings under Regal Cinemas' senior credit facility, to the extent of the value of the collateral securing such indebtedness; and
• be structurally subordinated to all existing and future indebtedness and other liabilities of any of Regal Cinemas' subsidiaries that is not a guarantor of the notes.
The guarantees will be the guarantors' general senior unsecured obligations and they will:
• rank equally in right of payment with all of the guarantors' existing and future senior unsecured indebtedness, including REG's 6 1/4% convertible senior notes due 2011;
• rank senior in right of payment to all of the guarantors' existing and future subordinated indebtedness, including the guarantees of Regal Cinemas' existing 9 3/8% senior subordinated notes due 2012;

	•	be effectively subordinated to all of the guarantors' existing and future secured indebtedness, including the guarantees under Regal Cinemas' senior credit facility, to the extent of the value of the collateral securing such indebtedness; and
	•	be structurally subordinated to all existing and future indebtedness and other liabilities of any of the guarantors' subsidiaries that is not a guarantor of the notes.
Optional Redemption
Prior to July 15, 2014, Regal Cinemas may redeem all or any part of the exchange notes at its option at 100% of the principal amount plus a make-whole premium. Regal Cinemas may redeem the exchange notes in whole or in part at any time on or after July 15, 2014 at the redemption prices described in this prospectus. In addition, prior to July 15, 2012, Regal Cinemas may redeem up to 35% of the original aggregate principal amount of exchange notes from the net proceeds of certain equity offerings at the redemption price set forth in this prospectus. See "Description of the Exchange Notes—Optional Redemption."
Sinking Fund	None
Change of Control
If Regal Cinemas experiences a change of control, holders of the exchange notes will have the right to require Regal Cinemas to repurchase the exchange notes at a purchase price of 101% of the principal amount of the exchange notes, plus accrued and unpaid interest to the date of the repurchase. See "Description of the Exchange Notes—Change of Control."
Covenants
The exchange notes will be issued under the same indenture that governs the outstanding notes. Among other things, that indenture restricts Regal Cinemas' and its subsidiary guarantors' (but not REG's) ability to:
	•	incur additional indebtedness;
	•	make distributions or certain other restricted payments;
	•	enter into transactions with their affiliates;
	•	grant liens securing indebtedness;
	•	create dividend and other payment restrictions affecting their subsidiaries; and
	•	merge or consolidate with or into other companies or transfer all or substantially all of their assets.

These restrictions and prohibitions are subject to a number of important qualifications and exceptions, including suspension of certain of these covenants if, and for so long as, the exchange notes have investment grade ratings. For more details, see "Description of the Exchange Notes—Certain Covenants."
Trustee	U.S. Bank National Association
Risk Factors
Before tendering outstanding notes, you should carefully consider the information set forth in the section entitled "Risk Factors" beginning on page 10 of this prospectus and all other information provided to you in this prospectus and the documents incorporated by reference in this prospectus.

RISK FACTORS

        Before tendering outstanding notes for exchange notes, prospective participants should carefully consider the following risk factors, which are not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective participant should consider that are relevant to its own particular circumstances or generally. Some statements in this prospectus, including within the risk factors below, are forward-looking statements. Please refer to the section entitled "Forward-Looking Statements."

Risks Related to Our Business

Our substantial lease and debt obligations could impair our financial condition.

        We have substantial lease and debt obligations. For fiscal 2008, our total rent expense and net interest expense were approximately $363.3 million and $128.4 million, respectively. As of January 1, 2009, we had total debt obligations of $2,004.9 million. As of January 1, 2009, we had total contractual cash obligations of approximately $6,475.2 million. In addition, as of July 2, 2009, we had total debt obligations of $1,995.1 million. For a detailed discussion of our contractual cash obligations and other commercial commitments over the next several years, refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Cash Obligations and Commitments" provided in Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended January 1, 2009, incorporated by reference in this prospectus.

        If we are unable to meet our lease and debt service obligations, then we could be forced to restructure or refinance our obligations and seek additional equity financing or sell assets. We may be unable to restructure or refinance our obligations and obtain additional equity financing or sell assets on satisfactory terms or at all. As a result, inability to meet our lease and debt service obligations could cause us to default on those obligations. Many of our lease agreements and the agreements governing the terms of our debt obligations contain restrictive covenants that limit our ability to take specific actions or require us not to allow specific events to occur and prescribe minimum financial maintenance requirements that we must meet. If we violate those restrictive covenants or fail to meet the minimum financial requirements contained in a lease or debt instrument, then we would be in default under that instrument, which could, in turn, result in defaults under other leases and debt instruments. Any such defaults could materially impair our financial condition and liquidity.

Our theatres operate in a competitive environment.

        The motion picture exhibition industry is fragmented and highly competitive with no significant barriers to entry. Theatres operated by national and regional circuits and by small independent exhibitors compete with our theatres, particularly with respect to film licensing, attracting patrons and developing new theatre sites. Moviegoers are generally not brand conscious and usually choose a theatre based on its location, the films showing there and its amenities.

        Generally, stadium seating found in modern megaplex theatres is preferred by patrons over slope-floored multiplex theatres, which were the predominant theatre-type built prior to 1996. Although, as of July 2, 2009, approximately 79% of our screens were located in theatres featuring stadium seating, we still serve many markets with sloped-floored multiplex theatres. These theatres may be more vulnerable to competition than our modern megaplex theatres, and should other theatre operators choose to build and operate modern megaplex theatres in these markets, the performance of our theatres in these markets may be significantly and negatively impacted. In addition, should other theatre operators return to the aggressive building strategies undertaken in the late 1990's, our attendance, revenue and income from operations per screen could decline substantially.

We depend on motion picture production and performance.

        Our ability to operate successfully depends upon the availability, diversity and appeal of motion pictures, our ability to license motion pictures and the performance of such motion pictures in our markets. We license first-run motion pictures, the success of which have increasingly depended on the marketing efforts of the major studios. Poor performance of, or any disruption in the production of these motion pictures (including by reason of a strike or lack of adequate financing), or a reduction in the marketing efforts of the major studios, could hurt our business and results of operations. In addition, a change in the type and breadth of movies offered by studios may adversely affect the demographic base of moviegoers.

Development of digital technology may increase our capital expenses.

        The industry is in the process of converting film-based media to electronic-based media. There are a variety of constituencies associated with this anticipated change, which may significantly impact industry participants, including content providers, distributors, equipment providers and exhibitors. Should the conversion process rapidly accelerate and the major studios not cover the cost of the conversion as expected, we may have to use cash flow from operations, cash on hand or raise additional capital to finance the conversion costs associated with this potential change. The additional capital necessary may not, however, be available to us on attractive terms, if at all. Furthermore, it is impossible to accurately predict how the roles and allocation of costs (including operating costs) between various industry participants will change if the industry changes from physical media to electronic media.

An increase in the use of alternative film delivery methods may drive down movie theatre attendance and reduce ticket prices.

        We also compete with other movie delivery vehicles, including cable television, downloads via the Internet, in-home video and DVD, satellite and pay-per-view services. Traditionally, when motion picture distributors licensed their products to the domestic exhibition industry, they refrained from licensing their motion pictures to these other delivery vehicles during the theatrical release window. We believe that a material contraction of the current theatrical release window could significantly dilute the consumer appeal of the in-theatre motion picture offering, which could have a material adverse effect on our business and results of operations. We also compete for the public's leisure time and disposable income with other forms of entertainment, including sporting events, concerts, live theatre and restaurants.

We depend on our relationships with film distributors.

        The film distribution business is highly concentrated, with ten major film distributors accounting for 93% of our admissions revenues during fiscal 2008. Our business depends on maintaining good relations with these distributors. In addition, we are dependent on our ability to negotiate commercially favorable licensing terms for first-run films. A deterioration in our relationship with any of the ten major film distributors could affect our ability to negotiate film licenses on favorable terms or our ability to obtain commercially successful films and, therefore, could hurt our business and results of operations.

No assurance of a supply of motion pictures.

        The distribution of motion pictures is in large part regulated by federal and state antitrust laws and has been the subject of numerous antitrust cases. Consent decrees resulting from those cases effectively require major motion picture distributors to offer and license films to exhibitors, including us, on a film-by-film and theatre-by-theatre basis. Consequently, we cannot assure ourselves of a supply of motion pictures by entering into long-term arrangements with major distributors, but must compete for our licenses on a film-by-film and theatre-by-theatre basis.

We may not benefit from our acquisition strategy.

        We may have difficulty identifying suitable acquisition candidates. Even if we do identify such candidates, we anticipate significant competition from other motion picture exhibitors and financial buyers when trying to acquire these candidates, and there can be no assurances that we will be able to acquire such candidates at reasonable prices or on favorable terms. Moreover, some of these possible buyers may be stronger financially than we are. As a result of this competition for limited assets, we may not succeed in acquiring suitable candidates or may have to pay more than we would prefer to make an acquisition. If we cannot identify or successfully acquire suitable acquisition candidates, then we may not be able to successfully expand our operations and the market price of our securities could be adversely affected.

        In any acquisition, we expect to benefit from cost savings through, for example, the reduction of overhead and theatre-level costs, and from revenue enhancements resulting from the acquisition. There can be no assurance, however, that we will be able to generate sufficient cash flow from these acquisitions to service any indebtedness incurred to finance such acquisitions or realize any other anticipated benefits. Nor can there be any assurance that our profitability will be improved by any one or more acquisitions. If we cannot generate sufficient cash flow to service debt incurred to finance an acquisition, then our results of operations and profitability would be adversely affected. Any acquisition may involve operating risks, such as:

  •
  the difficulty of assimilating the acquired operations and personnel and integrating them into our current business;

  •
  the potential disruption of our ongoing business;

  •
  the diversion of management's attention and other resources;

  •
  the possible inability of management to maintain uniform standards, controls, procedures and policies;

  •
  the risks of entering markets in which we have little or no experience;

  •
  the potential impairment of relationships with employees;

  •
  the possibility that any liabilities we may incur or assume may prove to be more burdensome than anticipated;

  •
  the possibility that any acquired theatres or theatre circuit operators do not perform as expected; and

  •
  the possibility that the Antitrust Division of the United States Department of Justice may require us to dispose of existing or acquired theatres in order to complete acquisition opportunities.

Our investment in and revenues from National CineMedia may be negatively impacted by the competitive environment in which National CineMedia operates.

        As of July 2, 2009, we owned on a fully diluted basis approximately 25.0% of National CineMedia. In addition, we receive theatre access fees and mandatory distributions of excess cash from National CineMedia. National CineMedia's in-theatre advertising operations compete with other cinema advertising companies and other advertising mediums including, most notably, television, newspaper, radio and the Internet. There can be no guarantee that in-theatre advertising will continue to attract major advertisers or that National CineMedia's in-theatre advertising format will be able to generate expected sales of advertising. Although we have representation on the board of directors of National CineMedia, we do not control this business. Should National CineMedia fail to maintain the level of profitability it hopes to achieve, its results of operations may be adversely affected and our investment in and earnings and cash flows from National CineMedia may be adversely impacted.

We depend on our senior management.

        Our success depends upon the retention of our senior management. We cannot assure you that we would be able to find qualified replacements for the individuals who make up our senior management if their services were no longer available. The loss of services of one or more members of our senior management team could have a material adverse effect on our business, financial condition and results of operations. The loss of any member of senior management could adversely affect our ability to effectively pursue our business strategy.

We are controlled by Anschutz Company.

        We are controlled by Anschutz Company, or Anschutz. As of January 1, 2009, Anschutz controlled approximately 78% of the voting power of all of our outstanding common stock. As long as Anschutz continues to hold more than 50% of the voting power of our common stock, Anschutz will be able to elect all of the members of our board of directors as well as determine the outcome of matters submitted to a vote of REG stockholders, including matters such as mergers and other business combinations, acquisitions or dispositions of assets, and the incurrence of indebtedness. Anschutz will also have the power to prevent or cause a change in control in us. This indirect control means that Anschutz could take actions that might be desirable to Anschutz but not to investors in the notes. For example, Anschutz and its affiliates have controlling interests in companies in related and unrelated industries, including motion picture production. In the future, Anschutz may combine our company with one or more of its other holdings.

A prolonged economic downturn could materially affect our business by reducing consumer spending on movie attendance.

        We depend on consumers voluntarily spending discretionary funds on leisure activities. Motion picture theatre attendance may be affected by prolonged negative trends in the general economy that adversely affect consumer spending, such trends resulting from terrorist attacks on, or wars or threatened wars involving, the United States. During 2008, many economists determined that the U.S. economy has entered into a recession as a result of the deterioration in the credit markets and the related financial crisis, as well as a variety of other factors. Continued reduction in consumer confidence or disposable income in general may affect the demand for motion pictures or severely impact the motion picture production industry, which, in turn, could adversely affect our operations.

The global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict.

        The continued credit crisis and related turmoil in the global financial system has had, and may continue to have, an impact on our business and our financial condition. For example, the credit crisis could impact our ability to borrow on our revolving credit facility or the effectiveness of our remaining and future interest rate hedging arrangements, if one or more counterparties files for bankruptcy protection or otherwise fails to perform their obligations.

        In addition, the global financial crisis may present significant challenges for us if conditions in the financial markets do not improve or continue to worsen. For example, our ability to access capital markets may be severely restricted at times when the implementation of our business strategy may require us to do so, which could have an impact on our flexibility to react to changing economic and business conditions. Also, deteriorating conditions in the global credit markets could negatively impact our business partners, which may impact film production, the development of new theatres or the enhancement of existing theatres, including delaying the deployment of new projection and other technologies to our theatres. All of these factors could adversely affect our credit ratings and our financial condition and results of operations.

Risks Related to the Exchange Offer

Holders of outstanding notes who fail to exchange their outstanding notes in the exchange offer will continue to be subject to restrictions on transfer.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the outstanding notes under the Securities Act. For further information regarding the consequences of tendering your outstanding notes in the exchange offer, see the discussion below under the captions "The Exchange Offer—Consequences of Failure to Exchange Outstanding Notes" and "The Exchange Offer—Consequences of Exchanging Outstanding Notes."

You must comply with the exchange offer procedures in order to receive new, freely tradable exchange notes.

        Delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of outstanding notes into the exchange agent's account at DTC, as depositary, including an agent's message (as defined herein). We are not required to notify you of defects or irregularities in tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—How to Tender Outstanding Notes for Exchange Notes, Procedures for Tendering," "The Exchange Offer—Consequences of Failure To Exchange Outstanding Notes" and "The Exchange Offer—Consequences of Exchanging Outstanding Notes."

Some holders who exchange their outstanding notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to the Exchange Notes

Regal Cinemas' substantial lease and debt obligations could adversely affect Regal Cinemas' ability to meet its payment obligations under the notes and its other debt.

        Regal Cinemas has substantial lease and debt obligations that could have important consequences to its financial health. For example, it could:

  •
  make it more difficult for Regal Cinemas to satisfy its obligations with respect to the exchange notes and its other debt;

  •
  increase its vulnerability to general adverse economic and industry conditions or a downturn in its business;

  •
  require it to dedicate a substantial portion of its cash flow from operations to debt service, thereby reducing the availability of its cash flow to fund working capital, capital expenditures and other general corporate purposes;

  •
  limit its flexibility in planning for, or reacting to, changes in its business and the industry in which it operates;

  •
  place it at a competitive disadvantage compared to its competitors that are not as highly leveraged;

  •
  limit, along with the financial and other restrictive covenants in its indebtedness, among other things, its ability to borrow additional funds; and

  •
  result in an event of default if Regal Cinemas fails to satisfy its obligations under the exchange notes or other debt or fails to comply with the financial and other restrictive covenants contained in the indenture or its senior credit facility, which event of default could result in all of its debt becoming immediately due and payable and could permit its lenders to foreclose on the assets securing such debt.

        Any of the above-listed factors could adversely affect Regal Cinemas' ability to meet its payment obligations under the exchange notes and its other debt.

REG has no material assets other than its investment in Regal Cinemas.

        REG will fully and unconditionally guarantee all payments due on the exchange notes. However, REG has no material assets other than its investment in Regal Cinemas. Regal Cinemas is an intermediate holding company and is the wholly owned subsidiary of REH, which is the wholly owned subsidiary of REG. Regal Cinemas' wholly owned direct and indirect subsidiaries hold substantially all of REG's theatre assets. Only one theatre containing 14 screens is held outside of Regal Cinemas and its consolidated subsidiaries.

Regal Cinemas is a holding company dependent on its subsidiaries for the ability to service its debt.

        Regal Cinemas is a holding company with no operations of its own. Consequently, the ability to service its debt is dependent upon the earnings from the businesses conducted by its subsidiaries. Regal Cinemas' subsidiaries are separate and distinct legal entities and have no obligation to provide Regal Cinemas with funds for its payment obligations, whether by dividends, distributions, loans or other payments. Any distribution of earnings to Regal Cinemas from its subsidiaries, or advances or other distributions of funds by these subsidiaries to Regal Cinemas, all of which are subject to statutory or contractual restrictions, are contingent upon the subsidiaries' earnings and are subject to various business considerations. Regal Cinemas' right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of these exchange notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors.

In addition, even if Regal Cinemas were a creditor of any of its subsidiaries, its rights as a creditor would be subordinated to any secured debt of its subsidiaries to the extent of the assets securing that debt and to any indebtedness of its subsidiaries senior to that held by Regal Cinemas.

To service its indebtedness, Regal Cinemas will require a significant amount of cash, which depends on many factors beyond its control.

        Regal Cinemas' ability to make payments on its debt, including the exchange notes and other financial obligations, and to fund capital expenditures and acquisitions will depend on its ability to generate substantial operating cash flow. This operating cash flow generation will depend on our future performance, which will be subject to prevailing economic conditions and to financial, business and other factors beyond our control. In addition, the $200.0 million of REG's 6 1/4% convertible senior notes due 2011, the $51.5 million of Regal Cinemas' 9 3/8% senior subordinated notes due 2012 and the borrowings under Regal Cinemas' senior credit facility all have an earlier maturity date than that of the exchange notes offered hereby, and we will be required to repay or refinance such indebtedness prior to when the exchange notes offered hereby come due. If our cash flows were to prove inadequate to meet our debt service, rental and other obligations in the future, then we may be required to refinance all or a portion of our existing or future debt, including the exchange notes, on or before maturity, to sell assets or to obtain additional financing. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility and the exchange notes, sell any such assets or obtain additional financing on commercially reasonable terms or at all.

The exchange notes and the guarantees thereof are unsecured. Therefore, secured creditors of Regal Cinemas and the guarantors (including the lenders under Regal Cinemas' senior credit facility) would have a prior claim, ahead of holders of the exchange notes, on the assets of Regal Cinemas and the guarantors to the extent of the assets securing that secured debt.

        The exchange notes are general unsecured senior obligations of Regal Cinemas and the guarantors and will rank equal in right of payment to Regal Cinemas' and the guarantors' other existing and future unsecured senior debt. The exchange notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the exchange notes with respect to those assets.

        As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of secured debt of Regal Cinemas and the guarantors, including the lenders under Regal Cinemas' senior credit facility, will be entitled to be paid in full from our assets securing that secured debt before any payment may be made with respect to the exchange notes. In addition, if Regal Cinemas fails to meet its payments or other obligations under any secured debt, including its senior credit facility, the holders of that secured debt would be entitled to foreclose on its assets securing that secured debt and liquidate those assets to the exclusion of the holders of the exchange notes, even if an event of default existed under the indenture governing the exchange notes at such time.

        The obligations of Regal Cinemas and the guarantors under the senior credit facility are secured by, among other things, a lien on substantially all of their tangible and intangible personal property (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, deposit and securities accounts and intellectual property), and certain of their real property and a lien on the capital stock of Regal Cinemas. In addition, the indenture governing the notes and our other debt agreements permit us to incur additional indebtedness in the future, including senior secured indebtedness.

        Furthermore, if the assets or equity interests in any subsidiary guarantor are sold as an entirety, then that guarantor will be released from its obligations under its guarantee of the exchange notes automatically upon such sale. In such event, because the exchange notes will not be secured by any of the assets or the equity interests in that subsidiary guarantor, it is possible that the assets of the remaining guarantors may not be sufficient to satisfy the claims of holders of exchange notes. Accordingly, Regal Cinemas may not have sufficient funds to pay amounts due on the exchange notes. As a result, you may lose a portion of or the entire value of your investment in the exchange notes.

The exchange notes are effectively subordinated to the existing and future liabilities of any non-guarantor subsidiaries.

        Because the exchange notes are general unsecured senior obligations of Regal Cinemas and the guarantors, creditors of any non-guarantor subsidiaries will be entitled to a claim on the assets of any non-guarantor subsidiaries prior to any claims by Regal Cinemas, as an equity holder of those subsidiaries on behalf of holders of the exchange notes. In addition, the non-guarantor subsidiaries have no obligation, contingent or otherwise, to pay amounts due under the exchange notes or to take any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. Consequently, upon any distribution to its creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to any non-guarantor subsidiary or its property, creditors of the non-guarantor subsidiary will be entitled to be paid in full before any distribution is made to Regal Cinemas, except to the extent that Regal Cinemas is recognized as a creditor of such non-guarantor subsidiary. Any of Regal Cinemas' claims as the creditor of any non-guarantor subsidiary would be unsecured and therefore effectively subordinated to any secured debt of that non-guarantor subsidiary to the extent of the assets securing that secured debt and would rank junior to any indebtedness of such non-guarantor subsidiary senior to that held by Regal Cinemas. Accordingly, there may be insufficient funds, even before taking account of the senior debt, to satisfy claims of exchange note holders.

Regal Cinemas' subsidiaries are only required to guarantee the exchange notes if they guarantee Regal Cinemas' other indebtedness, and in certain circumstances, their guarantees will be subject to automatic release.

        Regal Cinemas' existing and future subsidiaries are only required to guarantee the exchange notes if they guarantee other indebtedness of Regal Cinemas or any of the subsidiary guarantors. If a subsidiary guarantor is released from its guarantee of such other indebtedness for any reason whatsoever, or if such other guaranteed indebtedness is repaid in full or refinanced with other indebtedness that is not guaranteed by such subsidiary guarantor, then such subsidiary guarantor also will be released from its guarantee of the exchange notes.

The indenture governing the exchange notes contains, and Regal Cinemas' senior credit facility contains, significant operating and financial restrictions that may limit the ability of Regal Cinemas and the subsidiary guarantors to operate their business.

        The indenture governing the exchange notes contains, and Regal Cinemas' senior credit facility contains, significant operating and financial restrictions on Regal Cinemas and the subsidiary guarantors. These restrictions limit the ability of Regal Cinemas and the subsidiary guarantors to, among other things:

  •
  incur additional indebtedness;

  •
  make distributions or make certain other restricted payments;

  •
  incur liens;

  •
  incur dividend and other payment restrictions affecting our subsidiaries;

  •
  sell certain assets or merge with or into other companies; and

  •
  enter into transactions with affiliates.

        These restrictions could limit the ability of Regal Cinemas and the subsidiary guarantors to finance their future operations or capital needs, make acquisitions or pursue available business opportunities. In addition, Regal Cinemas' senior credit facility requires Regal Cinemas to maintain specified financial ratios and to satisfy certain financial covenants. Regal Cinemas may be required to take action to reduce its debt or act in a manner contrary to its business objectives to meet these ratios and satisfy these covenants. Events beyond its control, including changes in economic and business conditions in the markets in which it operates, may affect its ability to do so. Regal Cinemas may not be able to meet these ratios or satisfy these covenants and we cannot assure you that its lenders will waive any failure to do so. A breach of any of the covenants in, or its inability to maintain the required financial ratios under, its debt would, in the case of the senior credit facility, prevent it from borrowing additional money under the senior credit facility and could result in a default under such debt, which could lead to that debt becoming immediately due and payable and, if such debt is secured, foreclosure on our assets that secure that obligation which, in the case of Regal Cinemas' senior credit facility, could result in foreclosure on substantially all of our tangible and intangible personal property, some real property and the capital stock of Regal Cinemas. A default under a debt instrument could, in turn, result in defaults under other obligations and result in other creditors accelerating the payment of other obligations and foreclosing on assets securing such debt, if any. Any such defaults could materially impair our financial condition and liquidity. In addition, if the lenders under Regal Cinemas' senior credit facility or any of our other obligations accelerate the maturity of those obligations, we cannot assure you that we will have sufficient assets to satisfy our obligations under the exchange notes or our other indebtedness.

REG is not subject to the covenants in the indenture for the exchange notes.

        REG has guaranteed the exchange notes, but is not directly subject to the covenants in the indenture governing the exchange notes. As a result, the indenture does not restrict the ability of REG to incur additional debt (secured or unsecured), sell, encumber or dispose of assets, pay dividends, make other distributions or enter into transactions with its affiliates. Any such transactions could have a material adverse effect on the ability of REG to make payments in respect of its guarantee of the exchange notes.

Federal and state statutes could allow courts, under specific circumstances, to avoid the exchange notes and guarantees thereof, and to require note holders to return payments received from Regal Cinemas or the guarantors.

        Regal Cinemas' creditors and the creditors of the guarantors of the notes could challenge the issuance of the exchange notes or the guarantors' issuance of their guarantees, respectively, as fraudulent conveyances or on other grounds. Under the federal bankruptcy law and similar provisions of state fraudulent transfer laws, the issuance of exchange notes and the delivery of the guarantees, could be avoided (that is, cancelled) as fraudulent transfers if a court determined that the issuer, at the time it issued the exchange notes, or the guarantor, at the time it issued the guarantee (or, in some jurisdictions, when payment became due under the guarantee):

  •
  issued the exchange notes or guarantees thereof, as the case may be, with the intent to hinder, delay or defraud its existing or future creditors; or

  •
  received less than reasonably equivalent value or did not receive fair consideration for the delivery of the exchange notes or guarantees thereof, as the case may be, and if the issuer or guarantor:

  •
  was insolvent or rendered insolvent at the time it issued the exchange notes or issued the guarantee thereof;

    •
    was engaged in a business or transaction for which the issuer's or guarantor's remaining assets constituted unreasonably small capital; or

    •
    intended to incur, or believed that it would incur, debts beyond its ability to pay such debts generally as they mature.

        If the exchange notes or guarantees thereof were avoided or limited under fraudulent transfer or other laws, then any claim you may make against Regal Cinemas or the guarantors for amounts payable on the exchange notes would be unenforceable to the extent of such avoidance or limitation. Moreover, the court could order you to return any payments previously made by Regal Cinemas or the guarantors.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a party would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the sum of its property, at a fair valuation;

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

Regal Cinemas cannot be sure what standard a court would apply in making these determinations or, regardless of the standard, that a court would not avoid the exchange notes or guarantees thereof.

Despite our current levels of debt, we may still incur substantially more debt ranking equal to the exchange notes or the guarantees thereof, and increase the risks associated with our existing leverage.

        The provisions contained in the agreements relating to our indebtedness limit but do not prohibit our ability to incur additional indebtedness on an equal and ratable basis with the exchange notes, and the amount of indebtedness that we could incur could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, much of which could constitute secured or senior indebtedness. In addition, any of our or our subsidiaries' existing debt, including Regal Cinemas' senior credit facility, could be guaranteed in the future by REG or our subsidiaries that are not currently guarantors or could be further secured. If we incur any additional debt that ranks equally with the exchange notes offered hereby, then the holders of that debt will be entitled to share ratably with the holders of these exchange notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. This ratable sharing may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, then the related risks that we now face could intensify. See "Description of the Exchange Notes—Certain Covenants—Limitation on Indebtedness."

Changes in our credit rating could adversely affect the market price or liquidity of the exchange notes.

        We may or may not seek a rating on the exchange notes. Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the exchange notes. A negative change in our ratings could have an adverse effect on the price of the exchange notes.

An active trading market for the exchange notes may not develop.

        There is no public market for the exchange notes. The initial purchasers informed us at the time the outstanding notes were issued that that they intend to make a market in the notes, but they may cease their market-making activities at any time without notice. We do not intend to apply for a listing of any of the exchange notes on any securities exchange or for quotation on any automated dealer quotation system. We do not know if an active market will develop for the exchange notes, or if developed, will continue. If an active market is not developed or maintained, then the market price and the liquidity of the exchange notes may be adversely affected. In addition, the liquidity and the market price of the exchange notes may be adversely affected by changes in the overall market for debt securities and by changes in our financial performance or prospects, or in the prospects of the companies in our industry. As a result, you cannot be sure that an active trading market will develop for the exchange notes. As such, holders of the exchange notes may experience difficulty in reselling, or an inability to sell, the exchange notes.

We may not have the funds necessary to finance a repurchase required by the indenture in the event of a change of control.

        Upon the occurrence of a "change of control" as defined in the "Description of the Exchange Notes" in this prospectus, holders of exchange notes will have the right to require Regal Cinemas to repurchase their exchange notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. Regal Cinemas may not have sufficient financial resources or the ability to arrange financing to pay the repurchase price for all exchange notes delivered by holders seeking to exercise their repurchase rights, particularly as that change of control may trigger a similar repurchase requirement for, or result in an event of default under or the acceleration of, other indebtedness. In addition, it is possible that restrictions in our other indebtedness will not allow such repurchases. Any failure by Regal Cinemas to repurchase the exchange notes upon a change of control would result in an event of default under the indenture and may also constitute a cross-default on other indebtedness existing at that time.

The market price of the exchange notes may decline if we enter into a transaction that is not a change of control under the indenture.

        We may enter into a highly leveraged transaction, reorganization, merger or similar transaction that is not a change of control under the indenture. Such a transaction could result in a downgrade of our credit ratings, thereby negatively affecting the value of the exchange notes.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. Any outstanding notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Regal Entertainment Group
(in millions, except ratios)

	Year Ended 12/30/2004		Year Ended 12/29/2005		Year Ended 12/28/2006		Year Ended 12/27/2007		Year Ended 1/1/2009		Two Quarters Ended July 2, 2009
Pretax Income	$142.9		$152.3		$173.8		$601.5		$186.4		$103.0
Fixed Charges
Interest Expense, net of capitalized interest	93.6		114.4		129.8		130.6		127.7		70.2
Interest Capitalized	—		0.7		0.8		1.2		0.7		0.2
Amortization of Debt Costs	5.2		5.2		5.6		6.1		7.0		4.6
One-third of Rent Expense	95.7		103.5		107.7		112.0		121.1		62.8
Total Fixed Charges	194.5		223.8		243.9		249.9		256.5		137.8
Earnings	337.4		376.1		417.7		851.4		442.9		240.8
Ratio of Earnings to Fixed Charges	1.7	x	1.7	x	1.7	x	3.4	x	1.7	x	1.7	x
Deficiency	$—		$—		$—		$—		$—		—
Rent Expense	$287.0		$310.5		$323.2		$335.9		$363.3		188.5

 THE EXCHANGE OFFER

Purpose of the Exchange Offer

        This exchange offer is being made pursuant to the registration rights agreement we entered into with the initial purchasers of the outstanding notes on July 15, 2009 in which we agreed to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our best efforts to file the registration statement with the SEC and to cause it to become effective under the Securities Act. The summary of the registration rights agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Shelf Registration Statement

        If (i) because of any change in law or in applicable interpretations thereof by the staff of the SEC, we are not permitted to effect the exchange offer, (ii) the exchange offer is not consummated by the 30th business day after the registration statement of which this prospectus forms a part is declared effective by the SEC, (iii) any initial purchaser of the outstanding notes so requests with respect to outstanding notes not eligible to be exchanged in the exchange offer and held by it following consummation of the exchange offer or (iv) any holder (other than certain broker-dealers) is not eligible to participate in the exchange offer or, in the case of any holder (other than certain broker-dealers) that participates in the exchange offer, such holder does not receive freely tradeable notes on the date of the exchange (we refer to the date on which any of the conditions described in the foregoing clauses (i) through (iv) occur, as the 'trigger date"), we will as promptly as practicable (but in no event more than 30 days after the trigger date) file with the SEC and thereafter shall use our best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) as promptly as practicable (but in no event more than 60 days after the trigger date, such 60th day we refer to as the "shelf effectiveness deadline") a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the transfer restricted securities by the holders thereof from time to time in accordance with the methods of distribution set forth in the shelf registration statement and Rule 415 under the Securities Act. We will use our best efforts to keep the shelf registration statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the holders of the relevant notes, for a period of two years (or for such longer period if extended in certain circumstances) from the date the outstanding notes were originally issued or such shorter period that will terminate when all the outstanding notes covered by the shelf registration statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof). We may require each holder of outstanding notes to be sold pursuant to the shelf registration statement to furnish to us such information regarding the holder and the distribution of the notes as we may from time to time reasonably require for inclusion in the shelf registration statement.

Terms of the Exchange Offer; Expiration Date

        This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Subject to the terms and conditions in this prospectus and the letter of transmittal, we will accept for exchange outstanding notes that are validly tendered on or before the expiration date and are not

validly withdrawn as permitted below. The expiration date for the exchange offer is 5:00 p.m., New York City time, on                        , 2009, or such later date and time to which we, in our sole discretion, extend the exchange offer.

        We expressly reserve the right, in our sole discretion:

  •
  to extend the expiration date;

  •
  if any of the conditions set forth below under "—Conditions to the Exchange Offer" has not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; and

  •
  to amend the exchange offer in any manner.

        We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn.

How to Tender Outstanding Notes for Exchange

        Only a record holder of outstanding notes may tender in the exchange offer. When the holder of outstanding notes tenders and we accept outstanding notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who desires to tender outstanding notes for exchange must, on or prior to 5:00 p.m., New York City time, on the expiration date:

  •
  transmit a properly completed and duly executed letter of transmittal, the outstanding notes being tendered and all other documents required by such letter of transmittal, to U.S. Bank National Association, the exchange agent, at the address set forth below under the heading "—The Exchange Agent;" or

  •
  if outstanding notes are tendered pursuant to the book-entry procedures set forth below, an agent's message must be transmitted by The Depository Trust Company, or DTC, to the exchange agent at the address set forth below under the heading "—The Exchange Agent," and the exchange agent must receive, prior to the expiration date, a confirmation of the book-entry transfer of the outstanding notes being tendered into the exchange agent's account at DTC, along with the agent's message; or

  •
  if time will not permit the required documentation to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed by the expiration date, the holder may effect a tender by complying with the guaranteed delivery procedures described below.

        The term "agent's message" means a message that:

  •
  is transmitted by DTC;

  •
  is received by the exchange agent and forms a part of a book-entry transfer;

  •
  states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal; and

  •
  states that we may enforce the letter of transmittal against such holder.

        The method of delivery of the outstanding notes, the letter of transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. If such delivery is by mail, then we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent directly to us.

        Signatures on a letter of transmittal must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

  •
  by a holder of outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the exchange agent, such as a firm which is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or certain other eligible institutions, each of the foregoing being referred to herein as an "eligible institution."

        If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If outstanding notes are registered in the name of a person other than the person who signed the letter of transmittal, the outstanding notes tendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the registered holder's signature guaranteed by an eligible institution.

        We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange and all other required documents. We reserve the absolute right to:

  •
  reject any and all tenders of any outstanding note not validly tendered;

  •
  refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful;

  •
  waive any defects or irregularities or conditions of the exchange offer, either before or after the expiration date; and

  •
  determine the eligibility of any holder who seeks to tender outstanding notes in the exchange offer.

        Our determinations, either before or after the expiration date, under and of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to it, or as to any questions with respect to the tender of any outstanding notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all outstanding notes. Holders must cure any defects and irregularities in connection with tenders of outstanding notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us incur any liability for failure to give such notification.

        If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, then you should contact the registered holder promptly and instruct it to tender on your behalf.

        WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

Book-Entry Transfers

        Any financial institution that is a participant in DTC's system must make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message. The letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under "—The Exchange Agent" on or prior to the expiration date of the exchange offer; or the holder must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If a holder of outstanding notes desires to tender such notes and the holder's notes are not immediately available, or time will not permit such holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the holder tenders the outstanding notes through an eligible institution;

  •
  prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from such eligible institution a validly completed and executed notice of guaranteed delivery, substantially in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the outstanding notes being tendered and the amount of the outstanding notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees or an agent's message and any other documents required by the letter of transmittal will be transmitted to the exchange agent; and

  •
  the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees or an agent's message and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

        The notice of guaranteed delivery must be received prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights

        You may withdraw tenders of your outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, a written notice of withdrawal, by facsimile (with receipt confirmed by telephone) or by mail, must be received by the exchange agent, at the address set forth below under "—The Exchange Agent," on or prior to the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the person having tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes;

  •
  where outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC; and

  •
  bear the signature of the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, with such signature guaranteed by an eligible institution, unless such holder is an eligible institution.

        We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered outstanding notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under "—How to Tender Outstanding Notes for Exchange" above at anytime on or prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

        All of the conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer. On the expiration date we will accept for exchange all outstanding notes validly tendered and not validly withdrawn as of such date. We will promptly issue exchange notes for all validly tendered outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

        For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered outstanding note. Accordingly, registered holders of exchange notes that are outstanding on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date through which interest has been paid on the outstanding notes. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

        If we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, then we will return such unaccepted or non-exchanged outstanding notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged outstanding notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to DTC promptly after the withdrawal, rejection of tender or termination of the exchange offer, as applicable.

Conditions to the Exchange Offer

        The exchange offer is not conditioned upon the tender of any minimum principal amount of outstanding notes. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, by oral or written notice to the exchange agent or by a timely press release, if at any time before the expiration of the exchange offer, any of the following conditions exist:

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or which we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

  •
  any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus is a part or (2) the qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended;

  •
  any law, rule or regulation is enacted, adopted, proposed or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradeable exchange notes in the exchange offer. See "—Consequences of Failure to Exchange Outstanding Notes";

  •
  any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations, results of operations taken as a whole, that is or may be adverse to us;

  •
  any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

  •
  we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding notes or the exchange notes to be issued in the exchange offer.

Accounting Treatment

        For accounting purposes, we will not recognize gain or loss upon the issuance of the exchange notes for outstanding notes. We are expensing costs incurred in connection with the issuance of the exchange notes when incurred.

Fees and Expenses

        We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  our accounting and legal fees;

  •
  printing fees; and

  •
  related fees and expenses.

Transfer Taxes

        Holders who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of or exemption from these taxes is not submitted with the letter of transmittal, then the amount of these transfer taxes will be billed directly to the tendering holder.

The Exchange Agent

        U.S. Bank National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

U.S. Bank National Association
(Exchange Agent/Depositary addresses)

By Registered & Certified Mail:	Regular Mail or Overnight Courier:
U.S. BANK NATIONAL ASSOCIATION Corporate Trust Services EP-MN-WS3C 60 Livingston Avenue St. Paul, Minnesota 55107-1419	U.S. BANK NATIONAL ASSOCIATION 60 Livingston Avenue St. Paul, Minnesota 55107-1419 Attention: Specialized Finance
In Person by Hand Only:	By Facsimile (for Eligible Institutions only): (651) 495-8158
U.S. BANK NATIONAL ASSOCIATION 60 Livingston Avenue 1st Floor—Bond Drop Window St. Paul, Minnesota 55107	For Information or Confirmation by Telephone: (800) 934-6802

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

Consequences of Failure to Exchange Outstanding Notes

        Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture and the legend contained on the outstanding notes regarding the transfer restrictions of the outstanding notes. In addition, you will no longer have any registration rights or be entitled to additional interest with respect to the outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the outstanding notes under the Securities Act or under any state securities laws.

        Holders of the exchange notes and any outstanding notes that remain outstanding after consummation of the exchange offer will vote together as a single series for purposes of determining whether holders of the requisite percentage of the series have taken certain actions or exercised certain rights under the indenture.

Consequences of Exchanging Outstanding Notes

        We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued in the exchange offer may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. However, based on interpretations of the staff of the SEC, as set forth in a series of no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by holders of those exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  the holder is not an "affiliate" of ours within the meaning of Rule 405 promulgated under the Securities Act;

  •
  the exchange notes issued in the exchange offer are acquired in the ordinary course of the holder's business;

  •
  neither the holder, nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer;

  •
  if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes; and

  •
  if such a holder is a broker-dealer, such broker-dealer will receive the exchange notes for its own account in exchange for outstanding notes and that:

  •
  such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

  •
  it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of exchange notes issued in the exchange offer, and will comply with the applicable provisions of the Securities Act with respect to resale of any exchange notes. (In no-action letters issued to third parties, the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of outstanding notes) by delivery of the prospectus relating to the exchange offer). See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

        Each holder participating in the exchange offer will be required to furnish us with a written representation in the letter of transmittal that they meet each of these conditions and agree to these terms.

        Notwithstanding the foregoing, because the SEC has not considered the exchange offer for our outstanding notes in the context of a no-action letter, we cannot guarantee that the staff of the SEC would make similar determinations with respect to this exchange offer. If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

        Any holder that is an affiliate of ours or that tenders outstanding notes in the exchange offer for the purpose of participating in a distribution:

  •
  may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan, Stanley & Co., Inc.,

    SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        The exchange notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We currently do not intend to register or qualify the sale of the exchange notes in any state where we would not otherwise be required to qualify.

DESCRIPTION OF THE EXCHANGE NOTES

General

        The exchange notes will be senior debt securities issued pursuant to the indenture, dated as of July 15, 2009, between us and U.S. National Bank Association, as trustee. The following information should be read together with the description of the senior debt securities in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. A copy of the indenture was filed as Exhibit 4.1 to REG's Current Report on Form 8-K on July 15, 2009, and is incorporated by reference herein. The indenture has been qualified under the Trust Indenture Act.

        You can find the definitions of certain terms used in this description under "—Certain Definitions." In this description, "Regal Cinemas," "we," "us," "our," the "issuer," and the "Company" refer only to Regal Cinemas Corporation and not to any of its subsidiaries or to Regal Entertainment Group, its indirect parent, and "Parent Guarantor" refers only to Regal Entertainment Group and not to any of its subsidiaries. In this section the term "notes" refers to both the exchange notes and the outstanding notes, unless the context requires otherwise.

        This section summarizes the material terms and provisions of the indenture and the notes. Because this is only a summary, it does not contain all of the details found in the full text of the indenture and the exchange notes. If you would like additional information, you should read the indenture and the form of exchange notes.

Exchange Notes Versus Outstanding Notes

        The terms of the exchange notes and the guarantees thereof are substantially identical to the terms of the outstanding notes and the guarantees thereof, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes will not apply to the exchange notes.

Brief Description of the Notes and the Guarantees

        The notes:

  •
  are our general unsecured senior obligations;

  •
  rank senior in right of payment to all of our existing and future subordinated Indebtedness, including our 9 3/8% senior subordinated notes due 2012;

  •
  are equal in right of payment with all of our existing and future senior Indebtedness, without giving effect to collateral arrangements;

  •
  are effectively subordinated to all of our secured Indebtedness, including Indebtedness under the Credit Agreement, as to the assets securing such Indebtedness;

  •
  are effectively subordinated to all Indebtedness of our non-Guarantor subsidiaries, as to the assets of such non-Guarantor subsidiary; and

  •
  are fully and unconditionally guaranteed, jointly and severally, on a senior basis by each of the Guarantors.

        The Guarantees:

  •
  are general unsecured senior obligations of the Parent Guarantor and Subsidiary Guarantors;

  •
  rank senior in right of payment to any existing and future subordinated Indebtedness of the Parent Guarantor and Subsidiary Guarantors, including the Guarantees of Regal Cinemas' existing 9 3/8% senior subordinated notes due 2012;

  •
  are equal in right of payment with any existing and future senior Indebtedness of the Parent Guarantor and Subsidiary Guarantors, without giving effect to collateral arrangements, including Parent Guarantor's 6 1/4% convertible senior notes due 2011;

  •
  are effectively subordinated to any secured Indebtedness of the Parent Guarantor and Subsidiary Guarantors, including Subsidiary Guarantors' Guarantees of Indebtedness under the Credit Agreement, as to the assets securing such Indebtedness; and

  •
  are structurally subordinated to all existing and future Indebtedness and other liabilities of any of the Guarantors' subsidiaries that is not a guarantor of the notes.

Principal, Maturity and Interest

        The notes will mature on July 15, 2019. We initially issued $400.0 million aggregate principal amount of outstanding notes and, subject to compliance with the limitations described under "—Certain Covenants—Limitation on Consolidated Indebtedness," we can issue an unlimited amount of additional notes in the future as part of the same series or as an additional series. Any additional notes that we issue in the future will be identical in all respects to the exchange notes that we are issuing now, except that notes issued in the future will have different issuance prices and issuance dates. We will issue exchange notes only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Interest on the notes accrues at a rate of 8.625% per annum and is payable semi-annually in arrears on July 15 and January 15, commencing on January 15, 2010. We will pay interest to those persons who were holders of record at the close of business on or next preceding the interest payment date.

        Interest on the notes accrues from the Issue Date or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

        The notes are our general unsecured obligations and rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the notes, including our 9 3/8% senior subordinated notes. The notes rank equally in right of payment with all of our existing and future liabilities that are not so subordinated and will be effectively subordinated to all of our secured Indebtedness, including Indebtedness under the Credit Agreement, to the extent of the value of the assets that secure such Indebtedness, and the liabilities of our non-guarantor Subsidiaries. As of July 2, 2009, we had outstanding approximately $1,653.3 million of debt under the Credit Agreement, $51.5 million of our 9 3/8% senior subordinated notes, $79.6 million of lease financing arrangements, $17.8 million of Capital Lease Obligations and $0.4 million of other long-term debt, but excluding intercompany liabilities.

        In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Parent Guarantor or the Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, Indebtedness under the Credit Agreement or any other secured Indebtedness, the assets of the Company and the Parent Guarantor and the Subsidiary Guarantors that secure secured Indebtedness will be available to pay obligations on the notes and the Parent Guarantee and the Subsidiary Guarantees only after all Indebtedness under the Credit Agreement and other secured Indebtedness has been repaid in full from such assets.

        We are a holding company and all of our operations are conducted through our subsidiaries. Therefore, our ability to service our Indebtedness, including the notes, is dependent upon the earnings of our subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to us. Certain laws restrict the ability of our subsidiaries to pay dividends and make loans and advances to us. If these restrictions apply to our subsidiaries, then we would not be able to use the earnings of these subsidiaries to make payments on the notes. In addition, we only have a stockholder's claim on the assets of our subsidiaries. This stockholder's claim is junior to the claims that creditors have against those subsidiaries.

        Our ultimate parent, REG, has guaranteed the notes, though it is not directly subject to the covenants under the Indenture. Not all of our subsidiaries have guaranteed the notes; the notes are guaranteed only by each of our subsidiaries that Guarantees any of our other Indebtedness. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and trade creditors before they will be able to distribute any of their assets to us. The notes are effectively subordinated in right of payment to existing and future liabilities of our non-guarantor subsidiaries.

Parent Guarantee

        The Parent Guarantor fully and unconditionally guarantees on a senior unsecured basis the Company's obligations under the notes and all obligations under the Indenture. The Parent Guarantor agrees to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders of notes in enforcing any rights under the Parent Guarantee. The obligations of the Parent Guarantor under its Parent Guarantee rank equally in right of payment with other senior unsecured Indebtedness of the Parent Guarantor, except to the extent such other Indebtedness is expressly subordinate to the obligations arising under such Parent Guarantee. The Parent Guarantee will be effectively subordinated to any secured Indebtedness of Parent Guarantor to the extent of the value of the assets securing such secured Indebtedness (other than to the extent that any such assets also secure the Parent Guarantee on an equal and ratable or priority basis). The Parent Guarantee will also be effectively subordinated to all liabilities of each Subsidiary of Parent Guarantor.

        If Parent Guarantor and the Company merge with each other or consolidate together in a transaction permitted by the provisions set forth under "—Merger and Sale of Substantially All Assets", then the Parent Guarantee shall automatically be terminated upon the consummation of such merger or consolidation and shall no longer have any effect from such time.

Subsidiary Guarantees

        The Subsidiary Guarantors, jointly and severally, fully and unconditionally guarantee on a senior unsecured basis the Company's obligations under the notes and all obligations under the Indenture. Such Subsidiary Guarantors agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders of notes in enforcing any rights under the Subsidiary Guarantees. The obligations of each of the Subsidiary Guarantors under its Subsidiary Guarantee rank equally in right of payment with other senior unsecured Indebtedness of such Subsidiary Guarantors, except to the extent such other Indebtedness is expressly subordinate to the obligations arising under such Subsidiary Guarantees.

        Although the Indenture limits the amount of Indebtedness that Subsidiaries may Incur, such Indebtedness may be substantial and a significant portion of it may be Indebtedness of Subsidiary Guarantors and may be secured. The Indenture governing the notes provides that the obligations of each Subsidiary Guarantors under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving entity in such a transaction involving a Person that is not the Company or a Subsidiary of the Company, such Subsidiary Guarantor will be released from its obligations under the Indenture and its Subsidiary Guarantee if:

  (1)
  no Default or Event of Default will have occurred or be continuing or would occur as a consequence of a release of the obligations of such Subsidiary Guarantor; and

  (2)
  all the obligations of such Subsidiary Guarantor under the Credit Agreement and related documentation and any other obligations of such Subsidiary Guarantor relating to any other Indebtedness of the Company or its Subsidiaries terminate upon consummation of such transaction.

        In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture and its Subsidiary Guarantee if (1) the conditions relating to legal defeasance are satisfied in accordance with the Indenture or (2) the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other provisions of the Indenture.

Optional Redemption

        Except as set forth below, the notes are not redeemable at our option prior to July 15, 2014. At any time prior to July 15, 2014, we may redeem all or any portion of the notes, at once or over time, upon notice as described under "—Selection and Notice." The notes may be redeemed at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date).

        On or after July 15, 2014, we may redeem all or any portion of the notes, at once or over time, upon notice as described under "—Selection and Notice." The notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for notes redeemed during the 12-month period commencing on July 1 of the years set forth below, and are expressed as percentages of principal amount.

Year	Redemption Price
2014	104.313%
2015	102.875%
2016	101.438%
2017 and thereafter	100.000%

        At any time prior to July 15, 2012, we may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 108.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

  (1)
  at least 65% of the original aggregate principal amount of the notes remains outstanding after each such redemption; and

  (2)
  the redemption occurs within 90 days after the closing of such Equity Offering.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, then selection of notes for redemption will be made by the Trustee not more than 60 days prior to the redemption date by such method as the Trustee shall deem fair and appropriate; provided, however, that notes will not be redeemed in an amount less than the minimum authorized denomination of $2,000. Notice of redemption shall be mailed by first class mail not less than 30 nor more than 60 days prior to the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, then the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest, if any, will cease to accrue on notes or portions thereof called for redemption.

Mandatory Redemption; Open Market Purchases

        We are not required to make mandatory redemption or sinking fund payments with respect to the notes. Under certain circumstances, however, we may be required to offer to purchase notes as described under "—Change of Control." We may at any time and from time to time purchase notes in the open market or otherwise.

Certain Covenants

        During any period of time that (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), we and our Subsidiaries will not be subject to the following provisions of the Indenture:

  (1)
  "—Limitation on Consolidated Indebtedness;"

  (2)
  "—Limitation on Restricted Payments;"

  (3)
  "—Limitation on Transactions with Affiliates;"

  (4)
  "—Limitation on Liens Securing Indebtedness;"

  (5)
  "—Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries;"

  (6)
  "—Future Guarantors;" and

  (7)
  clause (3) of the first paragraph of "—Merger and Sale of Substantially All Assets;"

(collectively, the "Suspended Covenants"). In the event that we and our Subsidiaries are not subject to the Suspended Covenants for any period of time commencing upon the date of a Covenant Suspension Event (the "Suspension Date"), and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then we and our Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the "Suspension Period." Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

        On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred or issued pursuant to the "—Limitation on Consolidated Indebtedness" covenant to the extent such Indebtedness would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date. To the extent such Indebtedness would not be so permitted to be incurred or issued pursuant to the "—Limitation on Consolidated Indebtedness" covenant, such Indebtedness will be deemed to have been existing outstanding on the Issue Date, so that it is classified as permitted under clause (4) of the definition of "Permitted Indebtedness."

        Restricted Payments made during the Suspension Period will be deemed to have been made pursuant to clause (7) of the second paragraph of the "—Limitation on Restricted Payments" covenant.

        Limitation on Consolidated Indebtedness.    The Company will not, and will not permit any of its Subsidiaries to, incur any Indebtedness (other than Permitted Indebtedness) unless after giving effect to such event on a pro forma basis the Company's Consolidated EBITDA Ratio for the four full fiscal quarters immediately preceding such event for which internal financial statements are available, taken as one period, is greater than or equal to 2.00 to 1.00.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Indebtedness or is entitled to be Incurred pursuant to the ratio set forth in the immediately preceding paragraph, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant.

        Limitation on Restricted Payments.    The Company will not, and will not permit its Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend on, or make any distribution in respect of, any shares of the Company's or any Subsidiary's Capital Stock (excluding dividends or distributions payable in shares of the Company's Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but including dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock (other than dividends on such Redeemable Capital Stock payable in shares of such Redeemable Capital Stock)) held by any Person other than the Company or any of its Wholly Owned Subsidiaries;

  (2)
  purchase, redeem or acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock; or

  (3)
  purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement);

(such payments or any other actions described in (1) through (3) above are collectively referred to as "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution):

  (a)
  no Default or Event of Default shall have occurred and be continuing;

  (b)
  the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "—Limitation on Consolidated Indebtedness"; and

  (c)
  the aggregate amount of all Restricted Payments declared or made after the Issue Date (including the proposed Restricted Payment) does not exceed the sum of (excluding Restricted Payments permitted by clauses (3), (4), (5), (6), (7), (8) and (10)):

  (i)
  (x) Consolidated EBITDA minus (y) 1.70 times Consolidated Interest Expense, each calculated for the period (taken as one accounting period) from March 28, 2009 to the last day of the Company's fiscal quarter preceding the date of the applicable proposed Restricted Payment; plus

  (ii)
  100% of the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $25.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after the Issue Date by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock; plus

  (iii)
  100% of the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $25.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after the Issue Date by the Company from debt securities that have been converted into or exchanged for Capital Stock of the Company or any Parent Entity (other than Redeemable Capital Stock) to the extent such debt securities were originally sold for such net proceeds plus the aggregate cash received by the Company at the time of such conversion; plus

  (iv)
  100% of the principal amount of any of the Existing Subordinated Notes that are converted into Capital Stock of the Company or any Parent Entity (other than Redeemable Capital Stock) after the Issue Date; plus

  (v)
  100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Company following the Issue Date (other than by a Restricted Subsidiary); plus

  (vi)
  to the extent not already included in Consolidated EBITDA, 100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property received by the Company or a Restricted Subsidiary following the Issue Date by means of the sale (other than to the Company or a Restricted Subsidiary) of (a) an Unrestricted Subsidiary, or (b) the property held by an Unrestricted Subsidiary, or (c) the Capital Stock of an Unrestricted Subsidiary (other than to the extent the Indebtedness in the Unrestricted Subsidiary constituted Permitted Indebtedness), or receipt of a dividend or any other distribution from an Unrestricted Subsidiary after the Issue Date; plus

  (vii)
  in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Company's and its Restricted Subsidiaries' aggregate interests in such Unrestricted Subsidiary (as determined by the Board of Directors, whose determination shall be conclusive, except that if the Fair Market Value of such interest exceeds $50.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company) at the time of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary.

Notwithstanding the foregoing limitation, the Company or any of its Subsidiaries may:

  (1)
  pay dividends on its Capital Stock within sixty days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the foregoing limitation;

  (2)
  acquire, redeem or retire Capital Stock in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (other than Redeemable Capital Stock);

  (3)
  make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent (a) sale of, Capital Stock of the Company or any Parent Entity (other than Redeemable Capital Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), or (b) contributions to the capital of the Company or any Parent Entity (other than by a Restricted Subsidiary); provided, however, that the net proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

  (4)
  make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to the covenant described under "—Limitation on Consolidated Indebtedness;"

  (5)
  in the case of a Subsidiary, pay dividends (or in the case of any partnership or limited liability company, any similar distribution) to the holders of its Capital Stock on a pro rata basis;

  (6)
  make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company or any Parent Entity (a) deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of such options or (b) in connection with the terms of any restricted stock option agreement awarded to any employee, officer or director of the Company or its Subsidiaries;

  (7)
  make interest payments in connection with, or any other payments for the retirement or redemption of, the Existing Subordinated Notes, or make distributions to the Parent Guarantor solely for the purpose of making interest payments in connection with, or any payment for the retirement or redemption of, the 6 1/4% convertible senior notes due 2011 issued by the Parent Guarantor;

  (8)
  make other Restricted Payments in an aggregate amount not to exceed $400.0 million;

  (9)
  make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation plus accrued and unpaid interest in the event of a Change of Control in accordance with provisions similar to the covenant under "—Change of Control"; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer (as defined herein) as provided in such covenant with respect to the notes offered hereby and has completed the repurchase or redemption of all such notes validly tendered for payment in connection with such Change of Control Offer; and

  (10)
  the declaration and payment of any dividend or distribution by the Company to the holders of its Capital Stock on a pro rata basis (a) the Capital Stock of NCM or net proceeds from the sale or disposition of Capital Stock of NCM, or (b) in an aggregate amount not to exceed $150.0 million during any twelve month period.

        Limitation on Transactions with Affiliates.    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company) involving aggregate consideration in excess of $5.0 million, unless:

  (1)
  such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or series of transactions in a comparable transaction in an arm's-length dealing with an unaffiliated third party;

  (2)
  such transaction or series of transactions is in the best interests of the Company; and

  (3)
  with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $50.0 million, a majority of disinterested members of the Board of Directors determines that such transaction or series of transactions complies with clauses (1) and (2) above, as evidenced by a Board Resolution.

        Notwithstanding the foregoing limitation, the Company and its Subsidiaries may enter into or suffer to exist the following:

  (1)
  any transaction pursuant to any contract in existence on the Issue Date;

  (2)
  transactions with a Person that is an Affiliate of the Company solely because REG, directly or indirectly, owns Capital Stock in, or controls, such Person;

  (3)
  any Restricted Payment permitted to be made pursuant to the provisions of "—Limitation on Restricted Payments" above;

  (4)
  any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries (provided that no more than 5% of the equity interest in any such Subsidiary is owned, directly or indirectly (other than by direct or indirect ownership of an equity interest in the Company), by any Affiliate of the Company other than a Subsidiary);

  (5)
  the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of, and indemnity provided on behalf of, officers, directors and employees of the Company or any of its Subsidiaries; and

  (6)
  the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under the terms of, any agreements that are described in REG's Annual Report on Form 10-K for the fiscal year ended January 1, 2009, and any amendments thereto; provided, however, that the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under, any future amendment to such agreements shall only be permitted by this clause (6) to the extent that the terms of any such amendment, taken as a whole, are not more disadvantageous to the Company and its Subsidiaries in any material respect than the terms of such agreements in effect on the Issue Date.

        Limitation on Liens Securing Indebtedness.    The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries of the Company), whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Indenture and the notes or, in respect of Liens on any Subsidiary Guarantor's property or assets, any Subsidiary Guarantee of such Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

        Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.    The Company will not, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any of its Subsidiaries to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Subsidiaries; or

  (3)
  transfer any of its properties or assets to the Company or any of its Subsidiaries.

The preceding restrictions, however, will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Indebtedness as in effect on the Issue Date (including, without limitation, the Indebtedness under the Existing Notes and the Credit Facilities) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements as in effect on the Issue Date;

  (2)
  the Indenture, the notes, the Parent Guarantee and the Subsidiary Guarantees;

  (3)
  applicable law, rule, regulation or order;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

  (5)
  any agreement existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

  (6)
  customary non-assignment provisions in leases, licenses, franchise agreements, conveyances and other commercial agreements entered into in the ordinary course of business;

  (7)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

  (8)
  any agreement for the sale or other disposition of assets or Capital Stock of a Subsidiary that restricts distributions by such Subsidiary pending its sale or other disposition;

  (9)
  Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "—Limitation on Liens Securing Indebtedness" that limit the right of the applicable Company or any of its Subsidiaries to dispose of the assets subject to such Lien;

  (10)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, stockholder agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (12)
  restrictions contained in the terms of Indebtedness permitted to be incurred under the covenant described under the caption "—Limitation on Consolidated Indebtedness"; provided that such restrictions are no more restrictive, taken as a whole, than the terms contained in any of the Credit Facilities or the indentures governing the Existing Notes as in effect on the Issue Date; and

  (13)
  restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and that the management of the Company determines will not materially impair the Company's ability to make payments as required under the notes.

        Future Guarantors.    After the Issue Date, the Company will cause each Subsidiary that guarantees obligations under the Credit Agreement or any other Indebtedness of the Company or any Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, interest, if any, on the notes on a senior unsecured basis. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Subsidiary Guarantee as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, if a Guarantor is released and discharged in full from its obligations under its Guarantees of (1) the Credit Agreement and related documentation and (2) all other Indebtedness of the Company and its Subsidiaries, then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released and discharged.

Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, REG shall file with the SEC and provide the Trustee and holders of notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that REG shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings but shall still be obligated to provide such information, documents and reports to the Trustee and the holders of the notes.

Merger and Sale of Substantially All Assets

        The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than any Wholly Owned Subsidiary) or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than any Wholly Owned Subsidiary) or group of affiliated Persons unless at the time and after giving effect thereto:

  (1)
  either:

  (a)
  the Company will be the continuing corporation; or

  (b)
  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume all the Obligations of the Company under the notes and the Indenture;

  (2)
  immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction on a pro forma basis, except in the case of the consolidation or merger of any Subsidiary with or into the Company, the Company (or the Surviving Entity if the Company is not the continuing corporation) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "Certain Covenants—Limitation on Consolidated Indebtedness;" and

  (4)
  each Guarantor (unless it is the other party to the transactions above, in which case clause (1)(b) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations in respect of the outstanding notes and the Indenture and its obligations under the Registration Rights Agreement shall continue to be in effect.

        In connection with any consolidation, merger, transfer or lease contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in the form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for or relating to such transaction have been complied with.

        Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, shall be substituted for and may exercise every right and power of the Company under the notes and the Indenture, with the same effect as if such successor corporation had been named as the Company therein. In the event of any transaction (other than a lease) described and listed in the immediately preceding paragraphs in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, be substituted for and may exercise every right and power of the Company, and the Company shall be discharged from all obligations and covenants under the notes and the Indenture.

Change of Control

        Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to purchase all outstanding notes (as described in the Indenture) at a purchase price (the "Change of Control Purchase Price") equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each holder of notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

        The Change of Control provision of the notes may in certain circumstances make it more difficult or discourage a takeover of the Company and, as a result, may make removal of incumbent management more difficult. The Change of Control provision, however, is not the result of the Company's knowledge of any specific effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control provision is a result of negotiations between the Company and the initial purchasers. The Company is not presently in discussions or negotiations with respect to any pending offers which, if accepted, would result in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future.

        The Credit Agreement provides that certain change of control events with respect to the Company would constitute a default thereunder. The Company's ability to pay cash to the holders of the notes in connection with a Change of Control may be limited to the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The Company's failure to purchase notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under existing debt of the Company, and may constitute a default under future debt as well. The Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the notes. See "—Modification and Waiver."

        The provisions of the Indenture would not necessarily afford holders of the notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders.

        If an offer is made to repurchase the notes pursuant to a Change of Control Offer, the Company will comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

Certain Definitions

        Certain defined terms used in the Indenture are set forth below. Reference is made to the Indenture for the definition of any other capitalized term used in this section for which no definition is provided.

        "Acquired Indebtedness" of any particular Person means Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such particular Person or assumed by such particular Person in connection with the acquisition of assets from any other Person, and not incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into such particular Person or becoming a Subsidiary of such particular Person or such acquisition.

        "Additional Interest" means the additional interest, if any, to be paid on the Initial Securities or any Additional Securities pursuant to any Registration Rights Agreement as described in Exhibit A to the Indenture. All references in this Prospectus to "interest" shall include any Additional Interest, if applicable.

        "Affiliate" means, with respect to any specified Person:

  (1)
  any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

  (2)
  any other Person that owns, directly or indirectly, 10% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Premium" means, with respect to any notes on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the note; or

  (2)
  the excess, if any, of

  (a)
  the present value at such redemption date of (i) the redemption price of the note at July 15, 2014 (such redemption price being set forth in the table appearing above under "Optional Redemption"), plus (ii) all required interest payments due on such note through July 15, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the principal amount of such note.

        "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under the Indenture.

        "Board Resolution" means a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means any day other than a Saturday or Sunday or other day on which banks in New York, New York, or the city in which the Trustee's office is located are authorized or required to be closed, or, if no note is outstanding, the city in which the principal corporate trust office of the Trustee is located.

        "Capital Lease Obligations" of any Person means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, including preferred stock, any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock, whether now outstanding or issued after the date of the Indenture.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any United States domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest rating categories obtainable from Moody's or S&P in each case maturing within six months after the date of acquisition;

  (6)
  readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from Moody's or S&P; and

  (7)
  investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of, after the date of the Indenture, any of the following events:

  (1)
  any "person" or "group" as such terms are used in Section 13(d) and 14(d) of the Exchange Act other than one or more Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, by way of merger, consolidation or other business combination or purchase of 50% or more of the total voting power of the Voting Stock of the Company;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company;

  (3)
  the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

  (4)
  the first day on which a majority of the members of the REG board of directors are not Continuing Directors; or

  (5)
  a change of control under any of the indentures relating to the Existing Notes.

        "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period increased (to the extent deducted in determining Consolidated Net Income (Loss)) by the sum of:

  (1)
  deferred lease expenses;

  (2)
  all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses);

  (3)
  Consolidated Interest Expense of such Person and its Subsidiaries for such period;

  (4)
  depreciation expense of such Person and its Subsidiaries for such period;

  (5)
  amortization expense of such Person and its Subsidiaries for such period including amortization of capitalized debt issuance costs;

  (6)
  any other non-cash charges of such Person and its Subsidiaries for such period (including non-cash expenses recognized in accordance with Financial Accounting Standard Number 106), all determined on a consolidated basis in accordance with GAAP; and

  (7)
  any fees, expenses, charges or premiums relating to any issuance of Capital Stock or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), including, without limitation any fees, expenses or charges related to the offering of the notes; provided, further, that, solely with respect to calculations of the Consolidated EBITDA Ratio:

  (a)
  Consolidated EBITDA shall include the effects of incremental contributions the Company reasonably believes in good faith could have been achieved during the relevant period as a result of a Theatre Completion had such Theatre Completion occurred as of the beginning of the relevant period; provided, however, that such incremental contributions were identified and quantified in good faith in an Officers' Certificate delivered to the Trustee at the time of any calculation of the Consolidated EBITDA Ratio;

  (b)
  Consolidated EBITDA shall be calculated on a pro forma basis after giving effect to any motion picture theatre or screen that was permanently or indefinitely closed for business, at any time on or subsequent to the first day of such period as if such theatre or screen was closed for the entire period; and

  (c)
  All preopening expense and theatre closure expense which reduced (increased) Consolidated Net Income (Loss) during any applicable period shall be added to Consolidated EBITDA.

        "Consolidated EBITDA Ratio" of any Person means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period (other than any non-cash Consolidated Interest Expense attributable to any amortization or write-off of deferred financing costs); provided that, in making such computation:

  (1)
  if the Company or any Subsidiary:

  (a)
  has Incurred any Indebtedness subsequent to the commencement of the period for which the Consolidated EBITDA Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated EBITDA Ratio is made, then the Consolidated EBITDA Ratio will be calculated giving pro forma effect to such Incurrence of Indebtedness and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be:

  (i)
  the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

  (ii)
  if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation); and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

  (b)
  has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated EBITDA Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period.

  (2)
  the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; and

  (3)
  with respect to any Indebtedness which bears, at the option of such Person, a fixed or floating rate of interest, such Person shall apply, at its option, either the fixed or floating rate.

        "Consolidated Interest Expense" of any Person means, without duplication, for any period, as applied to any Person:

  (1)
  the sum of:

  (a)
  the aggregate of the interest expense on Indebtedness of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, including, without limitation:

  (i)
  amortization of debt discount;

  (ii)
  the net cost under Interest Rate Protection Agreements (including amortization of discounts);

  (iii)
  the interest portion of any deferred payment obligation; and

  (iv)
  accrued interest, plus

  (b)
  the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its consolidated Subsidiaries during such period (other than any contingent rent paid on Capital Lease Obligations that is deemed to be interest for purposes of GAAP or any interest expense attributable to Deemed Capitalized Leases), minus

  (2)
  the cash interest income (exclusive of deferred financing fees) of such Person and its consolidated Subsidiaries during such period, in each case as determined in accordance with GAAP consistently applied.

        "Consolidated Net Income (Loss)" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided; however, in the case of the Company and its Subsidiaries,

  (i)
  Consolidated Net Income shall not include management fees from Unrestricted Subsidiaries except to the extent actually received by the Company and its Subsidiaries, (ii) accrued but unpaid compensation expenses related to any stock appreciation, restricted stock or stock option plans shall not be deducted until such time as such expenses result in a cash expenditure and (iii) compensation expenses related to tax payment plans implemented by the Company from time to time in connection with the exercise and/or repurchase of restricted stock or stock options shall not be deducted from Net Income to the extent of the related tax benefits arising therefrom; provided, further, that:

  (1)
  the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends, distributions or other payments paid in cash to the specified Person or a

      Subsidiary of the specified Person (or, in the case of a loss, only to the extent funded with cash from the specified Person or a Subsidiary of the specified Person); and

    (2)
    any non-cash goodwill or other intangible asset impairment charges incurred subsequent to the Issue Date resulting from the application of SFAS No. 142 (or similar pronouncements) shall be excluded.

        "Construction Indebtedness" means Indebtedness incurred by the Company or its Subsidiaries in connection with the construction of motion picture theatres or screens.

        "Continuing Directors" means, as of any date of determination, any member of the board of directors of REG who:

  (1)
  was a member of REG's board of directors on the date of the Indenture;

  (2)
  was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election; or

  (3)
  was nominated for election pursuant to the provisions of the Stockholders Agreement as in effect on the date of the Indenture.

        "Credit Agreement" means that certain Fifth Amended and Restated Credit Agreement, dated as of October 27, 2006, among Regal Cinemas Corporation, a Delaware corporation, the lenders and issuers party thereto party thereto from time to time, Credit Suisse, Cayman Islands Branch, as administrative agent, and Credit Suisse Securities (USA) LLC, as sole lead arranger and sole book runner, and any related notes, collateral documents, letters of credit, guarantees and other documents, and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements may be amended, restated, modified or supplemented from time to time, together with any extensions, revisions, increases, refinancings, renewals, refundings, restructurings or replacements thereof.

        "Credit Facilities" means one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, including, without limitation, the Credit Agreement, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (iii) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Currency Hedging Obligations" means the obligations of any Person pursuant to an arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "DCIP" means Digital Cinema Implementation Partners LLC, a Delaware limited liability company, and any similar Person with a primary business purpose of facilitating the implementation of digital cinemas in theatres and agreements and arrangements with respect to the financing of digital cinema and any Person that is a direct or indirect parent thereof and has no independent operations.

        "Deemed Capitalized Leases" means obligations of the Company or any Subsidiary of the Company that are classified as "capital lease obligations" under GAAP due to the application of Emerging Issues Task Force Regulation 97-10 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute Capital Lease Obligations.

        "Default" means any event which is, or after notice or the passage of time or both, would be, an Event of Default.

        "Digital Projector Financing" means any financing arrangement in respect of digital projector equipment for use in the ordinary course of business in theatres owned, leased or operated by the Company and its Subsidiaries.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private sale for cash by the Company or of a direct or indirect parent of the Company (the proceeds of which have been contributed to the Company) of common stock or preferred stock (other than Redeemable Capital Stock), or options, warrants or rights with respect to such Person's common stock or preferred stock (other than Redeemable Capital Stock), other than public offerings with respect to such Person's common stock, preferred stock (other than Redeemable Capital Stock), or options, warrants or rights, registered on Form S-4 or S-8.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Notes" means (i) the 6 1/4% convertible senior notes due 2011 issued by REG and (ii) the Existing Subordinated Notes.

        "Existing Subordinated Notes" means the 9 3/8% senior subordinated notes due 2012 issued by the Company.

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States as in effect on the Issue Date, consistently applied.

        "Government Securities" means direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise.

        "Guarantor" means each of Parent Guarantor and Subsidiary Guarantors.

        "Guarantor Subordinated Obligation" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Guarantee pursuant to a written agreement.

        "Hedging Obligation" of any Person means any Currency Hedging Obligation entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations and any obligations of such Person pursuant to any Permitted Interest Rate Protection Agreement.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation (including, without limitation, preferred stock, temporary equity, mezzanine equity or similar classification) of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that any Indebtedness or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "Certain Covenants—Limitation on Consolidated Indebtedness," amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness; provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at stated maturity.

        "Indebtedness" means, with respect to any Person, without duplication:

  (1)
  all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding (x) any trade payables and other accrued current liabilities Incurred in the ordinary course of business and (y) Deemed Capitalized Leases, but including, without limitation, all obligations of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding;

  (2)
  all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

  (3)
  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

  (4)
  all indebtedness referred to in clauses (1) through (3) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness;

  (5)
  all Guaranteed Indebtedness of such Person;

  (6)
  all obligations under Interest Rate Protection Agreements of such Person;

  (7)
  all Currency Hedging Obligations of such Person;

  (8)
  all Capital Lease Obligations of such Person; and

  (9)
  any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) through (8) above.

        "Interest Rate Protection Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Issue Date" means the date on which the notes are initially issued.

        "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to Indebtedness of such Person. The right of a distributor to the return of its film held by a Person under a film licensing agreement is not a Lien as used herein. Reservation of title under an operating lease by the lessor and the interest of the lessee therein are not Liens as used herein.

        "Maturity" means, with respect to any note, the date on which the principal of such note becomes due and payable as provided in such note or the Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        "Moody's" means Moody's Investor Service, Inc. or any successor to the rating agency business thereof.

        "NCM" means National CineMedia, Inc., or its subsidiary National CineMedia, LLC, and any successor entities thereto, respectively.

        "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain or loss (net of related costs, fees, expenses and with any related provision for taxes on such gain or loss) realized in connection with: (a) any asset sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries.

        "Net Senior Secured Indebtedness" of any Person means, as of any date of determination, (a) the aggregate amount of Senior Indebtedness secured by a Lien (other than Capital Lease Obligations) of the Company and its Subsidiaries as of such date, less (b) cash and Cash Equivalents of the Company and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

        "Non-Recourse Indebtedness" means Indebtedness as to which:

  (1)
  none of the Company or any of its Subsidiaries:

  (a)
  provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); or

  (b)
  is directly or indirectly liable.

        "Obligations" means any principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements, claims for rescission, damages, gross-up payments and other liabilities payable under the documentation governing any Indebtedness or otherwise.

        "Officer" means the Chief Executive Officer, any Executive Vice President, any Senior Vice President and the Chief Financial Officer of the Company.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion of counsel to the Company or any other Person reasonably satisfactory to the Trustee.

        "Parent Entity" means any Person that is a direct or indirect parent of the Company.

        "Parent Guarantee" means the Guarantee provided by the Parent Guarantor.

        "Parent Guarantor" means REG that shall provide a Parent Guarantee on the date of the Indenture; provided, however, that the Parent Guarantee shall not be directly subject to the covenants under the Indenture.

        "Permitted Holder" means (a) Anschutz Company and any of its Affiliates and (b) REG and wholly-owned Subsidiaries thereof.

        "Permitted Indebtedness" means the following:

  (1)
  Indebtedness of the Company in respect of the notes and Indebtedness of the Guarantors in respect of the Subsidiary Guarantees, in each case issued on the Issue Date;

  (2)
  Indebtedness of the Company or any Guarantor under Credit Facilities together with the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount at any one time outstanding not to exceed $1,850.0 million;

  (3)
  Indebtedness of REG or the Company and its Subsidiaries under the Existing Notes;

  (4)
  Indebtedness of the Company or any of its Subsidiaries outstanding on the Issue Date (other than the Existing Notes or Indebtedness outstanding under the Credit Facility);

  (5)
  Indebtedness of the Company or any of its Subsidiaries consisting of Permitted Interest Rate Protection Agreements;

  (6)
  Indebtedness of the Company or any of its Subsidiaries to any one or the other of them;

  (7)
  Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the Existing Notes or any other Indebtedness outstanding on the Issue Date, including the notes, in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing;

  (8)
  Indebtedness of the Parent Guarantor or any Subsidiary Incurred in connection with the Guarantee of any Indebtedness of the Company or the Guarantors in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Parent Guarantee or the Subsidiary Guarantee, as the case may be;

  (9)
  Indebtedness relating to Currency Hedging Obligations entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations;

  (10)
  Capital Lease Obligations of the Company or any of its Subsidiaries;

  (11)
  Indebtedness of the Company or any of its Subsidiaries in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations;

  (12)
  Indebtedness represented by property, liability and workers' compensation insurance (which may be in the form of letters of credit);

  (13)
  Acquired Indebtedness; provided that such Indebtedness, if Incurred by the Company, would be in compliance with the covenant described under "Certain Covenants—Limitation on Consolidated Indebtedness";

  (14)
  Indebtedness of the Company or any of its Subsidiaries to an Unrestricted Subsidiary for money borrowed; provided that such Indebtedness is subordinated in right of payment to the notes and the Weighted Average Life of such Indebtedness is greater than the Weighted Average Life of the notes;

  (15)
  Construction Indebtedness in an aggregate principal amount that does not exceed $100.0 million at any time outstanding;

  (16)
  Indebtedness of the Company or a Subsidiary Guarantor not otherwise permitted to be Incurred pursuant to clauses (1) through (15) above which, together with any other Indebtedness Incurred pursuant to this clause (16), has an aggregate principal amount that does not exceed $500.0 million at any time outstanding; and

  (17)
  Indebtedness incurred by the Company or any of its Subsidiaries with respect to Digital Projector Financing in an aggregate principal amount incurred not to exceed $200.0 million.

        "Permitted Interest Rate Protection Agreements" means, with respect to any Person, Interest Rate Protection Agreements entered into in the ordinary course of business by such Person that are designed to protect such Person against fluctuations in interest rates with respect to Permitted Indebtedness and that have a notional amount no greater than the payment due with respect to Permitted Indebtedness hedged thereby.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens on the property and assets of the Company and the Guarantors securing Indebtedness and the Guarantees permitted to be Incurred under the Indenture (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount not to exceed the greater of (a) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Senior Secured Leverage Ratio of the Company to exceed 2.75 to 1.00 and (b) the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to clause (2) of the definition of Permitted Indebtedness; provided that in each case the Company may elect pursuant to an Officer's Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this clause (1), to be an Incurrence at such subsequent time;

  (2)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (3)
  Liens imposed by law, including carriers', warehousemen's and mechanics' Liens and other similar Liens, on the property of the Company or any Subsidiary, in each case arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due, or are being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

  (4)
  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  Liens on the Capital Stock of Unrestricted Subsidiaries;

  (6)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (7)
  encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (8)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

  (9)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company and any of its Subsidiaries taken as a whole;

  (10)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (11)
  Liens for the purpose of securing the payment of all or a part of the purchase price of purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business provided that:

  (a)
  the aggregate principal amount of Indebtedness (excluding Acquisition Indebtedness) secured by such Liens does not exceed the cost of the assets or property so acquired or constructed and such Indebtedness (excluding Acquisition Indebtedness) does not exceed $100.0 million in the aggregate at any one time outstanding and does not exceed the cost of assets or property so acquired or constructed (provided, however, that Deemed Capitalized Leases shall not be subject to this clause (11)(a)); and

  (b)
  such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (12)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

  (13)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

  (14)
  Liens existing on the Issue Date (excluding Liens relating to obligations under the Credit Facilities and Liens of the kind referred to in clause (11) above);

  (15)
  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;

  (16)
  Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary;

  (17)
  Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or another Subsidiary;

  (18)
  Liens securing the notes, the Parent Guarantee and the Subsidiary Guarantees;

  (19)
  Liens securing Indebtedness Incurred to refinance Indebtedness that was previously so secured (other than Liens Incurred pursuant to clauses (1), (22) or (23)); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

  (20)
  any interest or title of a lessor under any Capital Lease Obligation or operating lease;

  (21)
  Liens securing Construction Indebtedness not to exceed $100.0 million;

  (22)
  Liens securing letters of credit in an amount not to exceed $30.0 million in the aggregate at any one time; and

  (23)
  other Liens securing Indebtedness in an amount not to exceed $50.0 million in the aggregate at any one time.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Regal that shall be substituted for Moody's or S&P or both, as the case may be.

        "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of the notes or is mandatorily redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (except for any such Capital Stock that would be required to be redeemed or is redeemable at the option of the holder if the issuer thereof may redeem such Capital Stock for consideration consisting solely of Capital Stock that is not Redeemable Capital Stock), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

        "REG" means Regal Entertainment Group, or successor thereto.

        "Restricted Payments" has the meaning set forth in the "Limitation on Restricted Payments" covenant.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

        "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, all amounts payable by the Company and its Subsidiaries under or in respect of Indebtedness of the Company and its Subsidiaries, including the notes and premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any of its Subsidiaries at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

  (1)
  any obligation of the Company to any Subsidiary or any obligation of a Subsidiary to the Company or another Subsidiary;

  (2)
  any liability for Federal, state, foreign, local or other taxes owed or owing by the Company or any of its Subsidiaries;

  (3)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

  (4)
  any Indebtedness, Guarantee or obligation of the Company or any of its Subsidiaries that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company or any of its Subsidiaries, as the case may be, including, without limitation, any Subordinated Obligations or Guarantor Subordinated Obligations; or

  (5)
  any Capital Stock.

        "Senior Secured Leverage Ratio" of any Person means, for any period, the ratio of (a) Net Senior Secured Indebtedness of such Person and its Subsidiaries as of the date of determination to (b) Consolidated EBITDA of such Person for the four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred; provided, however, that if the Company or any Subsidiary:

  (a)
  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Senior Secured Leverage Ratio is an Incurrence of Indebtedness, Indebtedness at the end of such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be:

  (i)
  the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

  (ii)
  if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

    and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

  (b)
  has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Senior Secured Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period.

        "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity," when used with respect to any note or any installment of interest thereof, means the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable.

        "Stockholders Agreement" means Amended and Restated Stockholders Agreement, dated May 14, 2002 between Regal and Anschutz Company.

        "Subordinated Obligation" means any Indebtedness of the Company that is subordinate or junior in right of payment to the notes pursuant to a written agreement.

        "Subsidiary" of any person means:

  (1)
  any corporation of which more than 50% of the outstanding shares of Capital Stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person; and

  (2)
  any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has more than a 50% equity interest, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.

        Notwithstanding the foregoing, for purposes hereof, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company other than for purposes of the definition of "Unrestricted Subsidiary" unless the Company shall have designated in writing to the Trustee an Unrestricted Subsidiary as a Subsidiary. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

        "Subsidiary Guarantee" means, individually, any Guarantee of payment of the notes pursuant to the Indenture by a Guarantor and any supplemental indenture applicable thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed in the Indenture.

        "Subsidiary Guarantor" means each Subsidiary of the Company that provides a Subsidiary Guarantee on the date of the Indenture and any other Subsidiary of the Company that provides a Subsidiary Guarantee in accordance with the Indenture; provided that upon the release or discharge of such Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor.

        "Surviving Entity" has the meaning set forth under "Merger and Sale of Substantially All Assets."

        "Theatre Completion" means any motion picture theatre or screen which was first opened for business by the Company or a Subsidiary, including through mergers, acquisitions or consolidations, during any applicable period.

        "Unrestricted Subsidiary" means a Subsidiary of the Company designated in writing to the Trustee:

  (1)
  whose properties and assets, to the extent they secure Indebtedness, secure only Non-Recourse Indebtedness; and

  (2)
  that has no Indebtedness other than Non-Recourse Indebtedness; and

  (3)
  that has no Subsidiaries other than Unrestricted Subsidiaries.

        Notwithstanding the foregoing, DCIP shall be an Unrestricted Subsidiary to the extent we acquire additional Equity Interests in DCIP pursuant to a merger or acquisition such that DCIP becomes a Subsidiary of the Company.

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Weighted Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of the number of years from such date to the dates of each successive scheduled principal payment (including any sinking fund payment requirements) of such debt security multiplied by the amount of such principal payment, by (2) the sum of all such principal payments.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, all of the Capital Stock (other than directors' qualifying shares) or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Events of Default

        The following are "Events of Default" under the Indenture:

  (1)
  default in the payment of any interest on any note when it becomes due and payable and continuance of such default for a period of 30 days;

  (2)
  default in the payment of the principal of or premium, if any, on any note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

  (3)
  failure to comply with the covenant described under "Merger and Sale of Substantially All Assets";

  (4)
  default in the performance, or breach, of any covenant or warranty of the Company contained in the Indenture (other than a default in the performance, or breach, of a covenant or warranty that is specifically dealt with in clause (1), (2) or (3) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

  (5)
  (a) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Significant Subsidiary, aggregating $25.0 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (b) Indebtedness of the Company or any Significant Subsidiary, aggregating $25.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid, or repurchased (other than by regularly scheduled prepayment) prior to the stated maturity thereof;

  (6)
  any holder of any Indebtedness in excess of $25.0 million in the aggregate of the Company or any Significant Subsidiary shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Significant Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such asset of the Company or any Significant Subsidiary pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any Significant Subsidiary or in accordance with applicable law;

  (7)
  one or more final judgments or orders shall be rendered against the Company or any Significant Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $25.0 million and shall not be discharged and either (a) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

  (8)
  the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; and

  (9)
  except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

        If an Event of Default (other than an Event of Default specified in clause (8) above) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all notes due and payable.

        If an Event of Default specified in clause (8) above occurs and is continuing, then the principal, premium, if any, and accrued and unpaid interest, if any, of all the notes shall become due and payable without any declaration or other act on the part of the Trustee or any holder of notes. After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

  (1)
  the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay:

  (A)
  all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

  (B)
  all overdue interest on all notes;

  (C)
  the principal of and premium, if any, on any notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes; and

  (D)
  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes; and

  (2)
  all Events of Default, other than the non-payment of principal of the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the notes because an Event of Default specified in paragraph (5) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default (1) is Indebtedness in the form of a Capital Lease Obligation or an operating lease entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect, (2) has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and (3) written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the notes, and no other Event of Default has occurred during such 30 day period which has not been cured or waived during such period.

        The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during the existence of an Event of Default to act with the required standard of care, to be indemnified by the holders of notes before proceeding to exercise any right or power under the Indenture at the request of such holders. The Indenture provides that the holders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee.

        During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The Trust Indenture Act contains limitations on the rights of the Trustee, should it be a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

        The Company will be required to furnish to the Trustee annually a statement as to any default by the Company in the performance and observance of its obligations under the Indenture.

Defeasance and Covenant Defeasance of the Indenture

        The Company may, at its option, and at any time, elect to have the obligations of the Company discharged with respect to all outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantee ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes and to have satisfied its other obligations under the Indenture, except for the following that shall survive until otherwise terminated or discharged:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due;

  (2)
  the Company's obligations with respect to the notes relating to the issuance of temporary notes, the registration, transfer and exchange of notes, the replacement of mutilated, destroyed, lost or stolen notes, the maintenance of an office or agency in The City of New York, the holding of money for security payments in trust and statements as to compliance with the Indenture;

  (3)
  its obligations in connection with the rights, powers, trusts, duties and immunities of the Trustee; and

  (4)
  the defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain restrictive covenants under the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute Events of Default with respect to the notes. In order to exercise either defeasance or covenant defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (and premium, if any, on) and interest on the outstanding notes on the Stated Maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest;

  (2)
  in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that:

  (a)
  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since the date of this prospectus, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

  (3)
  in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  (4)
  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

  (5)
  the Company must comply with certain other conditions, including that such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company is a party or by which it is bound.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all such notes that have been authenticated, except notes that have been lost, destroyed or wrongfully taken and that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

  (b)
  all notes that have not been delivered to the Trustee for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (3)
  the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture and the notes; and

  (4)
  the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes issued thereunder at maturity or at the redemption date, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge have been satisfied at the Company's cost and expense.

Modification and Waiver

        Modifications and amendments of the Indenture may be entered into by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

  (1)
  change the Stated Maturity of the principal of, or any installment of interest on, any note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

  (2)
  reduce the amount of, or change the coin or currency of, or impair the right to institute suit for the enforcement of, the Change of Control Purchase Price;

  (3)
  reduce the percentage in principal amount of outstanding notes, the consent of whose holders is necessary to amend or waive compliance with certain provisions of the Indenture or to waive certain defaults; or

  (4)
  modify any of the provisions relating to supplemental indentures requiring the consent of holders of the notes, relating to the rights of holders to receive payment of principal and interest on the notes, or to bring suit for the enforcement of such payment, on or after the respective due dates set forth in the notes, relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding notes the consent of whose holders is required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each note affected thereby.

        The holders of a majority in aggregate principal amount of the outstanding notes may waive compliance with certain restrictive covenants and provisions of the Indenture. Without the consent of any holder of the notes, the Company and the Trustee may amend the Indenture to: cure any ambiguity, omission, defect or inconsistency; provide for the assumption by a successor corporation of the obligations of the Company under the Indenture; provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code); add Guarantees with respect to the notes; secure the notes; add to the covenants of the Company for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company; make any change that does not adversely affect the rights of any holder of the notes; or comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

        U.S. Bank National Association is the Trustee under the Indenture.

Governing Law

        The Indenture and the notes are governed by and construed in accordance with the laws of the State of New York.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Regal Entertainment Group, Attention: Chief Financial Officer, 7132 Regal Lane, Knoxville TN 37918, (865) 922-1123.

Book-Entry System

        The exchange notes will initially be issued in the form of global notes held in book-entry form. The exchange notes will be deposited with the Trustee as custodian for The Depository Trust Company (the "Depository"), and the Depository or its nominee will initially be the sole registered holder of the exchange notes for all purposes under the Indenture. Except as set forth below, a global note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

        Upon the issuance of a global note, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the respective principal amounts of the individual beneficial interest represented by such global note acquired by such persons in this exchange offer. Ownership of beneficial interests in a global note will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such global note. Ownership of beneficial interests in such global note by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global note.

        Payment of principal, premium, if any, and interest on exchange notes represented by any such global note will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the exchange notes represented thereby for all purposes under the Indenture. None of Regal Cinemas, the Trustee, or any agent of Regal Cinemas will have any responsibility or liability for any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a global note representing any exchange notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests.

        Regal Cinemas expects that upon receipt of any payment of principal of, premium, if any, or interest on any global note, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global note, as shown on the records of the Depository. Regal Cinemas expects that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

        So long as the Depository or its nominee is the registered owner or holder of such global note, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by such global note for the purposes of receiving payment on the exchange notes, receiving notices and for all other purposes under the Indenture and the exchange notes. Beneficial interests in the exchange notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided below, owners of beneficial interests in a global note will not be entitled to receive physical delivery of certificated notes in definitive form and will not be considered the holders of such global note for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. Regal Cinemas understands that under existing industry practices, in the event that Regal Cinemas requests any action of holders or that an owner of a beneficial interest in a global note desires to give or take any action that a holder is entitled to give or take under the Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Regal Cinemas understands that the Depository will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more participants to whose account with the Depository interests in the global note are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such participant or participants has or have given such direction.

        Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Regal Cinemas, the Trustee, or any agent of Regal Cinemas will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        The Depository has advised Regal Cinemas that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Certificated Notes

        Exchange notes represented by a global note are exchangeable for certificated exchange notes only if (i) the Depository notifies Regal Cinemas that the Depository is unwilling or unable to continue as a depository for such global note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by Regal Cinemas within 90 days, (ii) Regal Cinemas executes and delivers to the Trustee a notice that such global note shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the exchange notes represented by such global note. Any global note that is exchangeable for certificated exchange notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated exchange notes in authorized denominations and registered in such names as the Depository or its nominee holding such global note may direct. Subject to the foregoing, a global note is not exchangeable, except for a global note of like denomination to be registered in the name of the

Depository or its nominee. In the event that a global note becomes exchangeable for certificated exchange notes, (i) certificated exchange notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof, (ii) payment of principal, premium, if any, and interest on the certificated exchange notes will be payable, and the transfer of the certificated exchange notes will be registrable; at the office or agency of Regal Cinemas maintained for such purposes and (iii) no service charge will be made for any issuance of the certificated exchange notes, although Regal Cinemas may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain material United States federal income tax consequences regarding participation in the exchange offer and of the ownership and disposition of the exchange notes. The following discussion does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, or the Code, United States Treasury Regulations, IRS rulings and pronouncements and judicial decisions in effect as of the date of this prospectus, any of which may be subsequently changed, possibly retroactively, or interpreted differently by the IRS, so as to result in United States federal income tax consequences different from those discussed below. The discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or currencies, pass-through entities, expatriates, tax-exempt organizations, persons holding the exchange notes as part of a straddle, hedge, integrated, conversion or constructive sale transaction, regulated investment companies, real estate investment trusts, traders in securities that elect to use a mark to-market method of accounting for their securities, certain former citizens or residents of the United States, and persons with a functional currency other than the U.S. dollar. In addition, except where noted, this summary deals only with an exchange note held as a "capital asset" within the meaning of Section 1221 of the Code by a beneficial owner who purchased the outstanding note on original issuance at the first price at which a substantial portion of the outstanding notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the "issue price." Moreover, the effect of any alternative minimum tax, applicable state, local or foreign tax laws or of United States federal tax law other than income taxation is not discussed.

        As used herein, "United States Holder" means a beneficial owner of notes who, or that, is:

  (1)
  a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

  (2)
  a corporation (or other entity treated as a corporation for United States federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  (3)
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  (4)
  a trust if (i) (A) a United States court is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

        As used herein, a "non-United States Holder" means a beneficial owner of notes, other than a partnership (or other entity treated as a partnership for United States federal income tax purposes), who or that is not a United States Holder.

        If a partnership (including for this purpose any entity treated as a partnership for United States tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership, and partners in such partnership, are urged to consult their tax advisors about the United States federal income tax consequences of purchasing, owning, and disposing of the notes.

        We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        HOLDERS OF OUTSTANDING NOTES ARE URGED TO CONSULT THEIR INDEPENDENT TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

        UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS, WE ARE REQUIRED TO INFORM YOU THAT ANY DISCUSSION OF FEDERAL INCOME TAX CONSIDERATIONS CONTAINED IN THIS SECTION OR ELSEWHERE IN THIS PROSPECTUS WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN AND IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, TO AVOID PENALTIES IMPOSED UNDER THE CODE.

Exchange of Outstanding Notes for Exchange Notes

        The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not constitute a taxable event to holders. Rather, the exchange notes will be treated as a continuation of the outstanding notes for federal income tax purposes, and are referred to together as "notes" in this summary of federal income tax consequences. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note, and the initial basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

United States Holders

Interest and Original Issue Discount; Premium

        The notes were issued with a de minimis amount of original issue discount, or OID. This means that the amount of OID on the notes at the time of original issue was no more than two and one-half percent (2.5%) of the amount payable at maturity exclusive of stated interest. Because the notes were issued with de minimis OID, for federal income tax purposes the notes will be treated as having no, or zero OID.

        In certain circumstances (see "Description of the Exchange Notes—Optional Redemption," and "Description of the Exchange Notes—Change of Control"), we may be obligated to pay amounts in excess of stated interest or principal on the notes. According to Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount or timing of OID that a U.S. Holder recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of these amounts as part of the yield to maturity of the notes. Our determination that these contingencies are remote is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS and if the IRS were to challenge this determination, a U.S. Holder might be required to include in its gross income an amount of OID in excess of that described above (which in this case is zero OID), and might be required to treat income realized on the taxable disposition of an exchange note before the resolution of the contingencies as ordinary income rather than capital gain. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a U.S.

Holder. If any such amounts are in fact paid, U.S. Holders will be required to recognize such amounts as income.

Sale, Retirement, Redemption or Other Taxable Disposition of a Note

        A U.S. Holder of a note will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such note in an amount equal to the difference between:

  (1)
  the amount of cash and the fair market value of other property received in exchange therefore (other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income); and

  (2)
  the U.S. Holder's adjusted tax basis in such note. A U.S. Holder's adjusted tax basis in a note generally will be the carryover basis in the corresponding outstanding note decreased by the amount of any payments, other than stated interest payments, received.

        Any gain or loss recognized on a taxable disposition of such note will generally be capital gain or loss. Such capital gain or loss will generally be long-term capital gain or loss if the note has been held by the U.S. Holder for more than one year. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. Holders (including individuals), long-term capital gain generally will be subject to a maximum U.S. federal income tax rate of 15%, which maximum tax rate currently is scheduled to increase to 20% for dispositions occurring during the taxable years beginning on or after January 1, 2011. The deductibility of capital losses is subject to certain limitations.

Non-United States Holders

        For purposes of the discussion below, interest and any gain on the sale, exchange or retirement (including a redemption) of an exchange note will be considered to be "U.S. trade or business income" if such income or gain is (1) effectively connected with the non-U.S. Holder's conduct of a U.S. trade or business and (2) if required by an applicable tax treaty for which the non-U.S. holder is eligible for the benefits, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the non-U.S. Holder in the United States.

Interest

        Subject to the discussion below concerning backup withholding, generally, interest paid on a note will not be subject to U.S. federal income or withholding tax if such interest is not U.S. trade or business income and is "portfolio interest." Generally, interest (including OID) on the notes will qualify as portfolio interest and will be eligible for the portfolio interest exemption if the non-U.S. Holder (1) does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote, (2) is not a "controlled foreign corporation" with respect to which we are a "related person," as such terms are defined in the Code, (3) is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code, and (4) provides the required certifications, under penalties of perjury, that the beneficial owner of the notes is not a U.S. person on a properly completed IRS Form W-8BEN executed prior to the payment.

        The gross amounts of interest that do not qualify for the portfolio interest exemption and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty for which the non-U.S. Holder is eligible for the benefits applies to reduce or eliminate withholding. U.S. trade or business income will be taxed on a net basis at regular graduated U.S. federal income tax rates rather than the 30% gross rate. In the case of a non-U.S. Holder that is a corporation, such U.S. trade or business income also may be subject to the branch profits tax at a 30% rate or, if applicable, a lower treaty rate. To claim an exemption from withholding in the case of U.S.

trade or business income, or to claim the benefits of a treaty, a non-U.S. Holder must provide a properly completed and executed IRS Form W-8ECI (in the case of U.S. trade or business income) or IRS Form W-8BEN (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to the payment of interest. These forms must be periodically updated. If the notes are treated as being traded on an established financial market, a non-U.S. Holder who is claiming the benefits of a treaty will not be required to obtain and to provide a U.S. taxpayer identification number on the IRS Form W-8BEN. In certain circumstances, in lieu of providing an IRS Form W-8BEN, the non-U.S. Holder may provide certain documentary evidence issued by foreign governmental authorities to prove residence in a foreign country in order to claim treaty benefits.

        Special procedures relating to U.S. withholding taxes are provided under applicable Treasury Regulations for payments through qualified intermediaries or certain financial institutions that hold customers' securities in the ordinary course of their trade or business.

Sale, Retirement, Redemption or Other Disposition of a Note

        A non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale or exchange of a note unless:

  (1)
  the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or exchange and certain other conditions are met; or

  (2)
  the gain is "U.S. trade or business income."

        A non-U.S. Holder described in clause (2) above will generally be subject to tax in the same manner as a U.S. Holder with respect to gain realized on the sale or exchange of a note. In certain circumstances, a non-U.S. Holder which is a corporation will be subject to an additional "branch profits tax" at a 30% rate or, if applicable, a lower treaty rate, on such income. If a non-U.S. holder is an individual described in the clause (1) above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, conversion or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States. Amounts attributable to accrued but unpaid stated interest will be subject to the rules applicable to interest, as described in "Non-U.S. Holders—Interest."

Information Reporting and Backup Withholding

        Certain non-corporate U.S. Holders may be subject to information reporting requirements on payments of principal and interest on a note and payments of the proceeds of the sale of a note, and backup withholding tax at the applicable rate (currently 28%) may apply to such payments if the U.S. Holder:

  (1)
  fails to furnish an accurate taxpayer identification number, or TIN, or certification of exempt status to the payor in the manner required;

  (2)
  is notified by the IRS that it has failed to properly report payments of interest or dividends; or

  (3)
  under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

        A non-U.S. Holder is generally not subject to backup withholding if it certifies as to its status as a non-United States Holder under penalties of perjury in the manner described in "—Non-U.S. Holders—Interest" above or otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. However, information reporting requirements will apply to payments of interest to non-U.S. Holders. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

        The payment of the proceeds from the disposition of notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury in the manner described in "—Non-U.S. Holders—Interest" above or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

        The payment of the proceeds from the disposition of a note to or through a non-United States office of a non-United States broker that is not a "United States related person," generally will not be subject to information reporting or backup withholding. For this purpose, a "United States related person" is:

  (1)
  a controlled foreign corporation for United States federal income tax purposes;

  (2)
  a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

  (3)
  a foreign partnership that is either engaged in the conduct of a trade or business in the United States or of which more than 50% of its income or capital interests are held by United States persons.

        In the case of the payment of proceeds from the disposition of notes to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-U.S. Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person (absent actual knowledge that the payee is a United States person).

        Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the requisite procedures are followed.

        Holders of notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such exchange notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer exchange notes for, any outstanding notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with resales of exchange notes received in the exchange offer, where such outstanding notes were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any outstanding notes outstanding after expiration of the exchange offer. We have agreed that, for a period of 180 days from the date on which the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                        , 2009, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of such exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days from the date on which the exchange offer is completed, we will promptly send a sufficient number of additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable fees and expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any brokers or dealers and will indemnify holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the exchange notes and guarantees offered hereby will be passed upon for us by Hogan & Hartson LLP.

EXPERTS

        The consolidated financial statements of REG and its subsidiaries as of January 1, 2009 and December 27, 2007, and the related consolidated statements of income, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended January 1, 2009, and the effectiveness of internal control over financial reporting as of January 1, 2009, incorporated in this prospectus by reference to the January 1, 2009 Annual Report on Form 10-K of REG, as amended by REG's Current Report on Form 8-K filed with the SEC on October 13, 2009, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report with respect thereto, which is also incorporated herein by reference. The audit report covering the January 1, 2009 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment effective December 30, 2005, and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes effective December 29, 2006 and to REG retrospectively applying certain adjustments on the adoption of Financial Accounting Standards Board Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) and Statement of Financial Accounting Standards No. 160, Noncontrolling Interest in Consolidated Financial Statements. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of National CineMedia, LLC, as of January 1, 2009 and December 27, 2007 and for the year ended January 1, 2009, the period February 13, 2007 through December 27, 2007, the period December 29, 2006 through February 12, 2007, and for the year ended December 28, 2006 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is also included herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" certain of our publicly filed documents, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference certain information filed previously with the SEC into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below, and any REG filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto), after the initial filing of the registration statement that contains this prospectus and before the time that we sell all of the securities offered by this prospectus:

  •
  REG Quarterly Report on Form 10-Q for the fiscal quarters ended July 2, 2009 and April 2, 2009;

  •
  REG Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended January 1, 2009; and

  •
  REG Current Reports on Form 8-K filed with the SEC on January 21, 2009, April 30, 2009, May 6, 2009, July 9, 2009, July 10, 2009, July 15, 2009, July 30, 2009 and October 13, 2009 (in

    each case, specifically excluding the information furnished under Item 2.02 and the exhibits furnished thereto).

        We will provide to you, without charge, upon your written or oral request, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Investor Relations, Regal Entertainment Group, 7132 Regal Lane, Knoxville, Tennessee 37918, or by telephone at (865) 922-1123.

In order to obtain timely delivery, you must request the information no later than                        , 2009, which is five business days before the expiration date of this exchange offer.

 WHERE YOU CAN FIND MORE INFORMATION

        REG files annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document that REG files at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room. REG's SEC filings are also available to the public from the SEC's website at http://www.sec.gov, and at the offices of the New York Stock Exchange. For further information on obtaining copies of REG's public filings at the New York Stock Exchange, you should call (212) 656-5060. REG's reports are also available on our website at www.regmovies.com.

$400,000,000

Regal Cinemas Corporation

Offer to Exchange

$400,000,000 8.625% Senior Notes due 2019 for
$400,000,000 8.625% Senior Notes due 2019 that have been registered under the Securities Act

PROSPECTUS

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make copies of this prospectus available to any broker-dealer for use in connection with any such resale. In addition, until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability: for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the Delaware General Corporation Law (unlawful dividends); or for transactions from which the director derived improper personal benefit.

        Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We will also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under the amended and restated certificate of incorporation or otherwise.

        The indemnification rights set forth above shall not be exclusive of any other right that an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, or any vote of stockholders or disinterested directors or otherwise.

        We have a form of indemnification agreement that we have entered with each of our directors that provides that we will indemnify each director who becomes a party thereto against claims arising out of events or occurrences related to such individual's service on the Company's Board; provided such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and our stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under the indemnification agreements, the Company agrees to maintain directors' and officers liability insurance for our directors.

        Mr. Campbell, Ms. Miles, Mr. Dunn and Mr. Ownby have each signed executive employment agreements with us that provide we will indemnify each of them against claims arising out of events or occurrences related to that individual's service as an officer, director or agent of the Company, except to the extent such claims arise from conduct for which indemnification is not permitted under our amended and restated certificate of incorporation and amended and restated bylaws.

        We maintain insurance to protect ourselves and our directors, officers and representatives against any such expense, liability or loss, whether or not we would have the power to indemnify them against such expense, liability or loss under the Delaware General Corporation Law.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a)   Exhibits.

Number	Description
4.1	Indenture, dated July 15, 2009, by and among Regal Cinemas Corporation, Regal Entertainment Group, certain subsidiaries of Regal Cinemas Corporation listed as guarantors on the signature pages thereto and U.S. Bank National Association, including the form of 8.625% Senior Note due 2019 (Exhibit A to the Indenture) (filed as exhibit 4.1 to Regal Entertainment Group's Current Report on Form 8-K (Commission File No. 001-31315) on July 15, 2009, and incorporated by reference herein)

Number		Description
4.2		Registration Rights Agreement, dated July 15, 2009, by and among Regal Cinemas Corporation, Regal Entertainment Group, certain subsidiaries of Regal Cinemas Corporation listed as guarantors on the signature pages thereto and the representative of the initial purchasers (filed as exhibit 4.2 to Regal Entertainment Group's Current Report on Form 8-K (Commission File No. 001-31315) on July 15, 2009, and incorporated by reference herein)
5.1	*	Opinion of Hogan & Hartson LLP
5.2	*	Opinion of Bradley Arant Boult Cummings LLP
5.3	*	Opinion of Day Pitney LLP
5.4	*	Opinion of Davis Wright Tremaine LLP
5.5	*	Opinion of Bass, Berry & Sims PLC
12.1	*	Ratio of Earnings to Fixed Charges
23.1	*	Consent of KPMG LLP
23.2	*	Consent of Deloitte & Touche, LLP
23.3	*	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)
23.4	*	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.2)
23.5	*	Consent of Day Pitney LLP (included in Exhibit 5.3)
23.6	*	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.4)
23.7	*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.5)
24.1		Power of Attorney (included on the signature pages to the registration statement)
25.1	*	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as Trustee
99.1	*	Form of Letter of Transmittal
99.2	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3	*	Form of Letter to Clients
99.4	*	Form of Notice of Guaranteed Delivery
99.5	*	Guidelines for Certification of Taxpayer Identification Number on Substitute W-9

*
Filed herewith.

**
Pursuant to Item 601(b)(4)(iii) of Regulation S-K, copies of instruments defining the rights of certain holders of long-term debt are not filed. The Company will furnish copies thereof to the SEC upon request.

        (b)   Financial Statement Schedules. All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

ITEM 22.    UNDERTAKINGS

        (a)   The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on October 13, 2009.

REGAL CINEMAS CORPORATION
By:	/s/ AMY E. MILES Amy E. Miles Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        The undersigned directors and officers of the registrant listed above hereby appoint Peter B. Brandow as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ AMY E. MILES Amy E. Miles	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2009
/s/ GREGORY W. DUNN Gregory W. Dunn	Director	October 13, 2009
/s/ DAVID H. OWNBY David H. Ownby	Executive Vice President, Chief Financial Officer and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	October 13, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on October 13, 2009.

REGAL ENTERTAINMENT GROUP
By:	/s/ AMY E. MILES Amy E. Miles Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        The undersigned directors and officers of the registrant listed above hereby appoint Peter B. Brandow as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ MICHAEL L. CAMPBELL Michael L. Campbell	Executive Chairman and Director	October 13, 2009
/s/ AMY E. MILES Amy E. Miles	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2009
/s/ DAVID H. OWNBY David H. Ownby	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 13, 2009
/s/ THOMAS D. BELL, JR. Thomas D. Bell, Jr.	Director	October 13, 2009
/s/ CHARLES E. BRYMER Charles E. Brymer	Director	October 13, 2009

Signature	Title	Date

/s/ STEPHEN A. KAPLAN Stephen A. Kaplan	Director	October 13, 2009
/s/ DAVID H. KEYTE David H. Keyte	Director	October 13, 2009
/s/ LEE M. THOMAS Lee M. Thomas	Director	October 13, 2009
/s/ JACK TYRRELL Jack Tyrrell	Director	October 13, 2009
/s/ NESTOR R. WEIGAND, JR. Nestor R. Weigand, Jr.	Director	October 13, 2009
/s/ ALEX YEMENIDJIAN Alex Yemenidjian	Director	October 13, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on October 13, 2009.

REGAL CINEMAS, INC.
By:	/s/ AMY E. MILES Amy E. Miles Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        The undersigned directors and officers of the registrant listed above hereby appoint Peter B. Brandow as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ AMY E. MILES Amy E. Miles	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2009
/s/ GREGORY W. DUNN Gregory W. Dunn	Director	October 13, 2009
/s/ DAVID H. OWNBY David H. Ownby	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	October 13, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Act, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on October 13, 2009.

A 3 THEATRES OF SAN ANTONIO, LTD.
By: A 3 Theatres Of Texas, Inc., its General Partner
A 3 THEATRES OF TEXAS, INC.
EASTGATE THEATRE, INC.
EDWARDS THEATRES, INC.
FREDERICK PLAZA CINEMA, INC.
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
R.C. COBB, INC.
REGAL CINEMAS HOLDINGS, INC.
REGAL CINEMEDIA CORPORATION
REGAL INVESTMENT COMPANY
UNITED ARTISTS PROPERTIES I CORP.
UNITED ARTISTS REALTY COMPANY
UNITED ARTISTS THEATRE COMPANY
By:	/s/ AMY E. MILES Amy E. Miles President (Principal Executive Officer)

POWER OF ATTORNEY

        The undersigned directors and officers of the registrants listed above hereby appoint Peter B. Brandow as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ AMY E. MILES Amy E. Miles	President and Director (Principal Executive Officer)	October 13, 2009
/s/ GREGORY W. DUNN Gregory W. Dunn	Director	October 13, 2009
/s/ DAVID H. OWNBY David H. Ownby	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	October 13, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Act, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on October 13, 2009.

CONSOLIDATED THEATRES MANAGEMENT, L.L.C.
RCI/FSSC, LLC
RCI/RMS, LLC
REGAL GALLERY PLACE, LLC
RICHMOND I CINEMA, L.L.C.
UA SWANSEA, LLC
By:	/s/ AMY E. MILES Amy E. Miles President (Principal Executive Officer)

POWER OF ATTORNEY

        The undersigned directors and officers of the registrants listed above hereby appoint Peter B. Brandow as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ AMY E. MILES Amy E. Miles	President and Manager (Principal Executive Officer)	October 13, 2009
/s/ GREGORY W. DUNN Gregory W. Dunn	Manager	October 13, 2009
/s/ DAVID H. OWNBY David H. Ownby	Vice President, Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)	October 13, 2009

EXHIBIT INDEX**

Number		Description
4.1		Indenture, dated July 15, 2009, by and among Regal Cinemas Corporation, Regal Entertainment Group, certain subsidiaries of Regal Cinemas Corporation listed as guarantors on the signature pages thereto and U.S. Bank National Association, including the form of 8.625% Senior Note due 2019 (Exhibit A to the Indenture) (filed as exhibit 4.1 to Regal Entertainment Group's Current Report on Form 8-K (Commission File No. 001-31315) on July 15, 2009, and incorporated by reference herein)
4.2
Registration Rights Agreement, dated July 15, 2009, by and among Regal Cinemas Corporation, Regal Entertainment Group, certain subsidiaries of Regal Cinemas Corporation listed as guarantors on the signature pages thereto and the representative of the initial purchasers (filed as exhibit 4.2 to Regal Entertainment Group's Current Report on Form 8-K (Commission File No. 001-31315) on July 15, 2009, and incorporated by reference herein)
5.1	*	Opinion of Hogan & Hartson LLP
5.2	*	Opinion of Bradley Arant Boult Cummings LLP
5.3	*	Opinion of Day Pitney LLP
5.4	*	Opinion of Davis Wright Tremaine LLP
5.5	*	Opinion of Bass, Berry & Sims PLC
12.1	*	Ratio of Earnings to Fixed Charges
23.1	*	Consent of KPMG LLP
23.2	*	Consent of Deloitte & Touche, LLP
23.3	*	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)
23.4	*	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.2)
23.5	*	Consent of Day Pitney LLP (included in Exhibit 5.3)
23.6	*	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.4)
23.7	*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.5)
24.1		Power of Attorney (included on the signature pages to the registration statement)
25.1	*	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as Trustee
99.1	*	Form of Letter of Transmittal
99.2	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3	*	Form of Letter to Clients
99.4	*	Form of Notice of Guaranteed Delivery
99.5	*	Guidelines for Certification of Taxpayer Identification Number on Substitute W-9

*
Filed herewith.

**
Pursuant to Item 601(b)(4)(iii) of Regulation S-K, copies of instruments defining the rights of certain holders of long-term debt are not filed. The Company will furnish copies thereof to the SEC upon request.